Filed pursuant to Rule 424(b)(3)

Registration No. 333-296210

PROSPECTUS SUPPLEMENT NO. 1

(To Prospectus dated May 28, 2026)

GENERATION INCOME PROPERTIE, INC.

1,775,000 Shares of Common Stock

22,050,000 Pre-Funded Warrants to Purchase 22,050,000 Shares of Common Stock

23,825,000 Common Warrants to Purchase 23,825,000 Shares of Common Stock

45,875,000 Shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants

________________________________________

This prospectus supplement supplements the prospectus dated May 28, 2026 (the “Prospectus”), which forms a part of our registration statement on Form S-11 (No. 333-296210) originally filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2026 and declared effective by the SEC on May 28, 2026.

This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in a Form 8-K filed with the SEC on September 21, 2026 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

Our shares of Common Stock are currently listed on the Nasdaq Capital Market under the symbols “GIPR”. The last reported sale price of the common stock on September 8, 2026 was $0.7183 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 15 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus. Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus and this prospectus supplement or determined if the Prospectus and this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 21, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 2.01 below regarding the DC Termination Agreement, the Dollar General Purchase Agreement, and the Fresenius Purchase Agreement (each as defined below) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reacquisition of GIPDC 3707 14th St. LLC - 7-Eleven, Washington, D.C. (June 16, 2026)

On June 16, 2026, Generation Income Properties, Inc. (the “Company”), Generation Income Properties, LP (“GIP LP”) and Brown Family Enterprises, LLC (“Brown”), a preferred equity holder of GIP LP, entered into an Assignment of Limited Liability Company Interests and Termination Agreement, dated as of June 16, 2026, (the “DC Termination Agreement”), pursuant to which (i) Brown assigned, transferred, and conveyed to GIP LP one hundred percent (100%) of the limited liability company interests in GIPDC 3707 14th St. LLC (the “DC Entity”), the entity owning the net lease retail property occupied by 7-Eleven and located at 3707-3711 14th Street, N.W., Washington, D.C. (the “DC Property”), (ii) the Company paid Brown $600,000 in cash, and (iii) the Assignment of Limited Liability Company Interests and Satisfaction Agreement, dated as of March 3, 2026, by and among Brown, GIP LP, and the Company (the “Original Agreement”), together with all rights and obligations thereunder, was terminated in its entirety, and the parties exchanged mutual releases. The Company resumed consolidating the DC Entity and the DC Property effective June 16, 2026, and recognized a loss on transfer of LLC interests of $185,069, in satisfaction of debt, during the six months ended June 30, 2026, in connection with the Company’s prior transfer of the DC Entity effective March 3, 2026, pursuant to the Original Agreement, as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The DC Property continues to be encumbered by the mortgage loan and related security documents held by Valley National Bank, which remained the obligation of the DC Entity throughout and was unaffected by the DC Termination Agreement.

Disposition of Vacaville Property - Vacaville, California (July 15, 2026)

As previously disclosed in the Company's Current Report on Form 8-K filed on July 21, 2026, the Company, through its indirect wholly owned subsidiary GIPCA 991 Nut Tree Road, LLC, completed the disposition of the single-tenant net-leased property occupied by the United States of America and located at 991 Nut Tree Road, Vacaville, California (the “Vacaville Property”), on July 15, 2026, for a purchase price of $2,475,000.

Disposition of Fresenius Property - Chicago, Illinois (August 21, 2026)

On August 21, 2026, GIPIL 3134 W 76th Street, LLC, an indirect wholly owned subsidiary of the Company, completed the sale of its Fresenius-occupied net lease medical property located at 3134 West 76th Street, Chicago, Illinois (the “Fresenius Property”), pursuant to a Purchase and Sale Agreement, entered into effective as of June 22, 2026, by and between GIPIL 3134 W 76th Street, LLC, as seller, and DDF Candor, LLC, a Texas limited liability company, as purchaser, as amended by that certain First Amendment to Purchase and Sale Agreement, entered into effective as of July 28, 2026 (collectively, the “Fresenius Purchase Agreement”). The Fresenius Property was sold for a purchase price of $2,800,000, subject to customary prorations and adjustments, resulting in net proceeds to the Company of approximately $1,365,000.

Disposition of Dollar General Portfolio - Texas, Ohio, Maine, and Pennsylvania (August 24, 2026)

On August 21, 2026, the Company, through six of its indirect wholly owned subsidiaries: GIPTX 6919 North Service Road, LLC; GIPOH 6696 State Route 95, LLC; GIPME 409 US Route 2, LLC; GIPPA 23 Wert Drive, LLC; GIPOH 5405 Tiffin Avenue, LLC; and GIPOH 7970 E Harbor Road, LLC; completed the sale of a portfolio of six Dollar General-occupied net lease retail properties located at 6919 N Service Road, Big Spring, Texas; 6696 State Route 95, Mount Gilead, Ohio; 409 US Route 2, East Wilton, Maine; 23 Wert Drive, Thompsontown, Pennsylvania; 5405 Tiffin Avenue, Castalia, Ohio; and 7970 E Harbor Road, Lakeside, Ohio (collectively, the “Dollar General Properties”), pursuant to a Purchase and Sale Agreement, entered into effective as of June 19, 2026, by and between the seller entities named above and HABG Texas LLC, a Texas limited liability company, as amended by that certain First Amendment to Purchase and Sale Agreement, entered into effective as of July 22, 2026 (collectively, the “Dollar General Purchase Agreement”). The First Amendment, among other things, removed a seventh property located at 1905 Hallowell Road, Litchfield, Maine from the sale transaction and reduced the aggregate purchase price accordingly. The Dollar General Properties were sold for an aggregate purchase price of $6,246,221, subject to customary prorations and adjustments, resulting in net proceeds to the Company of $2,685,000.

The foregoing descriptions of the DC Termination Agreement, the Fresnius Purchase Agreement, and the Dollar General Purchase Agreement are qualified in their entirety by the full text of such agreements attached to this Current Report on Form 8-K as Exhibits 10.1 through 10.5.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information for the Company is attached as Exhibit 99.1 and incorporated by reference herein (“Unaudited Pro Forma Consolidated Financial Statements”), giving effect to the reacquisition of the DC Entity and the dispositions of the Dollar General Properties, the Fresenius Property, and the Vacaville Property (collectively, the “Transactions”):

•
Unaudited Pro Forma Balance Sheet for the Company as of June 30, 2026
•
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2026 and June 30, 2025
•
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2025

The unaudited pro forma balance sheet gives effect to the disposition of the Dollar General Properties, the Fresenius Property, and the Vacaville Property as if such dispositions had occurred on June 30, 2026. No adjustment is reflected in the pro forma balance sheet for the reacquisition of the DC Entity, as that transaction is already reflected in the Company's historical condensed consolidated balance sheet as of June 30, 2026.

The unaudited pro forma statements of operations give effect to the reacquisition of the DC Entity and the dispositions of the Dollar General Properties, the Fresenius Property, and the Vacaville Property, as if each such Transaction had occurred on January 1, 2025 (for the year ended December 31, 2025) or January 1, 2026 (for the six months ended June 30, 2026), as applicable.

(c) Exhibits.

Exhibit No.	Description

10.1

Assignment of Limited Liability Company Interests and Termination Agreement, dated as of June 16, 2026, by and among Brown Family Enterprises, LLC, Generation Income Properties, LP, and Generation Income Properties, Inc.

10.2

Purchase and Sale Agreement, entered into effective as of June 19, 2026, by and between GIPTX 6919 North Service Road, LLC, GIPOH 6696 State Route 95, LLC, GIPME 409 US Route 2, LLC, GIPME 1905 Hallowell Road, LLC, GIPPA 23 Wert Drive, LLC, GIPOH 5405 Tiffin Avenue, LLC, GIPOH 7970 E Harbor Road, LLC and HABG Texas LLC.

10.3	First Amendment to Purchase and Sale Agreement, entered into effective as of July 22, 2026, by and among the seller parties named therein and HABG Texas LLC.
10.4	Purchase and Sale Agreement, entered into effective as of June 22, 2026, by and between GIPIL 3134 W 76th Street, LLC and DDF Candor, LLC.
10.5	First Amendment to Purchase and Sale Agreement, entered into effective as of July 28, 2026, by and between GIPIL 3134 W 76th Street, LLC and DDF Candor, LLC.
99.1	Unaudited Pro Forma Consolidated Financial Statements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	September 21, 2026	By:	/s/ Ron Cook
Ron Cook Principal Finance and Accounting Officer

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS

AND TERMINATION AGREEMENT

This ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS AND TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2026 (the “Effective Date”), by and among BROWN FAMILY ENTERPRISES, LLC (“Assignor”); GENERATION INCOME PROPERTIES, LP, a Delaware limited partnership (“Assignee”); and GENERATION INCOME PROPERTIES, INC., a Maryland corporation (“GIPR”), for itself and in its capacity as the Manager (as defined below). Assignor, Assignee, and GIPR are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Assignor and GIPR are parties to that certain Assignment of Limited Liability Company Interests and Satisfaction Agreement made and entered into as of March 3, 2026 (the “Original Agreement”), pursuant to which GIPR, through Assignee (defined in the Original Agreement as “GIP LP”), assigned, transferred, and conveyed to Assignor one hundred percent (100%) of the issued and outstanding limited liability company interests (the “Interests”) of GIPDC 3707 14th St. LLC, a Delaware limited liability company (the “Company”);

WHEREAS, the Company owns the real property and improvements located at or commonly known as 3707 14th Street, N.W., Washington, D.C. 20011 (the “DC Property”);

WHEREAS, pursuant to Section 3.2 of the Original Agreement, that certain Retained Balance Promissory Note dated March 3, 2026, in the original principal amount of Six Hundred Thousand Dollars ($600,000.00), made by GIPR in favor of Assignor (the “Note”), was deemed paid, satisfied, discharged, and extinguished in full upon the effectiveness of the assignment of the Interests to Assignor, and no obligations remain outstanding under the Note;

WHEREAS, the Company is the borrower under that certain loan and related mortgage and security documents made by Valley National Bank (“Valley”) (collectively, the “Senior Loan Documents”), which loan is secured by, among other things, the DC Property (the “Senior Loan”);

WHEREAS, pursuant to Section 5.1 of the Original Agreement, GIPR or its Affiliate serves as the exclusive manager of the Company (the “Manager”) and as property manager of the DC Property, and has so served at all times since March 3, 2026;

WHEREAS, the Parties desire that (i) Assignor assign, transfer, and convey the Interests to Assignee, (ii) GIPR pay to Assignor the Payment Amount (as defined below) at the Closing (as defined below), and (iii) the Original Agreement, including the participation and payment rights set forth in Section 4 thereof, be terminated in its entirety, all upon the terms set forth herein; and

WHEREAS, by GIPR’s execution and delivery of this Agreement, the Manager consents in writing to the assignment of the Interests contemplated hereby for all purposes of Section 6.2 of the Original Agreement.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS.

1.1 “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in Tampa, Florida are authorized or required by law to close.

1.2 “Payment Amount” means Six Hundred Thousand Dollars ($600,000.00), an amount equal to the “Return of Capital Amount” as defined in Section 1.5 of the Original Agreement.

1.3 Other Terms. Capitalized terms used but not defined in this Agreement have the meanings given to them in the Original Agreement.

2. ASSIGNMENT AND TRANSFER OF INTERESTS.

2.1 Assignment. Effective as of the Closing (as defined in Section 3.1), Assignor hereby sells, assigns, transfers, conveys, and delivers to Assignee, and Assignee hereby purchases and accepts from Assignor, all of Assignor’s right, title, and interest in, to, and under the Interests, free and clear of any lien, pledge, security interest, or other encumbrance created by or through Assignor (other than those arising under the Senior Loan Documents) (the “Assignment”).

2.2 Admission; Books and Records. Upon the Closing, Assignee shall be admitted as the sole member of the Company, Assignor shall cease to be a member of the Company, and Assignor shall have no further right, title, or interest in, to, or under the Interests, the Company, or the DC Property. The Manager shall update the Company’s books and records to reflect Assignee as the sole member of the Company.

2.3 Further Assurances. Each Party shall execute and deliver such further instruments and documents and take such further actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

3. CLOSING; PAYMENT.

3.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Effective Date, simultaneously with the execution and delivery of this Agreement by the Parties.

3.2 Payment. At the Closing, GIPR shall pay, or cause to be paid, to Assignor the Payment Amount in lawful money of the United States by wire transfer of immediately available funds to the account designated by Assignor in writing prior to the Closing; provided that if the Effective Date is not a Business Day, payment shall be initiated on the next Business Day.

3.3 Deliveries. At or prior to the Closing, Assignor shall deliver to GIPR a completed IRS Form W-9 and Assignor’s wire instructions for payment of the Payment Amount.

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3.4 Full Satisfaction; No Other Consideration. Assignor acknowledges and agrees that the Payment Amount constitutes the entire consideration payable to Assignor in connection with the Assignment and the transactions contemplated hereby, and that, upon the Closing and Assignor’s receipt of the Payment Amount, Assignor shall have no right to receive any further payment, distribution, proceeds, or other amount from GIPR, Assignee, the Manager, or the Company, whether under the Original Agreement (including the Return of Capital Amount and the Participation Consideration described in Section 4 thereof), the Note, the Company’s limited liability company agreement, or otherwise.

4. TERMINATION OF ORIGINAL AGREEMENT.

4.1 Termination. Effective upon the Closing and Assignor’s receipt of the Payment Amount, the Original Agreement (including, without limitation, Section 4 (Participation Consideration; Payment Mechanics), Section 5 (Manager; Property Management; Non-Removal), and Section 6 (Covenants Regarding Senior Loan; Transfer/Encumbrance Restrictions) thereof, and any other provision thereof that by its terms survives) is terminated in its entirety and shall be of no further force or effect, and no party thereto shall have any further rights, obligations, or liabilities thereunder.

4.2 No Further Amounts. The Parties acknowledge and agree that (a) no Return of Capital Amount, Participation Consideration, or other amount is due or will become due or payable under Section 4 of the Original Agreement, whether in connection with the Assignment or otherwise, and all rights under Section 4 of the Original Agreement are fully and finally discharged upon the Closing and Assignor’s receipt of the Payment Amount; and (b) the Note was deemed paid, satisfied, discharged, and extinguished in full pursuant to Section 3.2 of the Original Agreement, and no amounts are or will become owing thereunder.

4.3 Manager Consent. GIPR, in its capacity as the Manager, hereby consents in writing to the Assignment for all purposes of Section 6.2 of the Original Agreement.

5. MUTUAL RELEASES.

5.1 Release by Assignor. Effective upon the Closing and Assignor’s receipt of the Payment Amount, Assignor, on behalf of itself and its members, managers, officers, affiliates, successors, and assigns, hereby fully, finally, and forever releases, acquits, and discharges GIPR, Assignee, the Manager, and the Company, and their respective affiliates, partners, members, managers, officers, directors, employees, agents, attorneys, successors, and assigns, from any and all claims, demands, actions, causes of action, obligations, liabilities, damages, costs, and expenses of every kind and nature, at law or in equity, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of or relating to the Original Agreement, the Note, the Interests, the Company, or the DC Property, or the transactions contemplated by any of the foregoing, in each case whether arising before, on, or after the Effective Date.

5.2 Release by GIPR and Assignee. Effective upon the Closing, each of GIPR and Assignee, on behalf of itself and its respective affiliates, partners, members, officers, directors, successors, and assigns, hereby fully, finally, and forever releases, acquits, and discharges Assignor and its members, managers, officers, affiliates, successors, and assigns, from any and all

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claims, demands, actions, causes of action, obligations, liabilities, damages, costs, and expenses of every kind and nature, at law or in equity, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of or relating to the Original Agreement, the Note, the Interests, the Company, or the DC Property, or the transactions contemplated by any of the foregoing, in each case whether arising before, on, or after the Effective Date.

5.3 Reservation. Nothing in this Section 5 releases any Party from its obligations under this Agreement, including any claim for breach of any representation, warranty, or covenant contained in this Agreement.

6. SENIOR LOAN.

6.1 Senior Loan Unaffected. The Parties acknowledge and agree that the Senior Loan and the Senior Loan Documents remain in full force and effect, that the Company remains the borrower thereunder, and that nothing in this Agreement amends, modifies, or impairs the Senior Loan, the Senior Loan Documents, or any of Valley’s rights or remedies thereunder.

6.2 Valley Acknowledgment. The Parties acknowledge that Valley has been advised of the Assignment and has confirmed that no consent or other action by any Party is required under the Senior Loan Documents in connection with the Assignment.

7. REPRESENTATIONS AND WARRANTIES.

7.1 Assignor. Assignor represents and warrants to Assignee and GIPR that:

(a) Assignor is the lawful owner of one hundred percent (100%) of the Interests, free and clear of any lien, pledge, security interest, or other encumbrance created by or through Assignor (other than those arising under the Senior Loan Documents), and since March 3, 2026, Assignor has not sold, assigned, pledged, hypothecated, encumbered, or otherwise transferred or disposed of (or agreed to do any of the foregoing) any of the Interests;

(b) since March 3, 2026, Assignor has not, without the prior written consent of the Manager, (i) caused or permitted the Company to incur any indebtedness (other than the Senior Loan), grant any lien on the DC Property, issue any equity interest, or amend its organizational documents; (ii) removed or attempted to remove the Manager as manager of the Company or as property manager of the DC Property; or (iii) entered into any contract or other agreement binding on the Company;

(c) Assignor has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby, and this Agreement constitutes a legal, valid, and binding obligation of Assignor, enforceable against Assignor in accordance with its terms (subject to customary bankruptcy/equitable principles); and

(d) there is no action, suit, or proceeding pending or, to Assignor’s knowledge, threatened against Assignor that would affect the Interests or Assignor’s ability to consummate the transactions contemplated hereby.

9

7.2 Assignee and GIPR. Each of Assignee and GIPR represents and warrants to Assignor that: (a) it has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and (b) this Agreement constitutes a legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms (subject to customary bankruptcy/equitable principles).

7.3 No Other Representations. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE INTERESTS, THE COMPANY, AND THE DC PROPERTY ARE TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED.

8. TRANSFER TAXES; COSTS.

8.1 Each Party’s Costs. Except as expressly provided in Section 8.2, each Party shall bear its own legal, accounting, and other transaction costs and expenses incurred in connection with this Agreement.

8.2 District of Columbia Transfer Taxes. Any and all District of Columbia transfer, recordation, deed, or “economic interest” transfer taxes, fees, assessments, or similar charges (including any penalties and interest) that are imposed or asserted in connection with or arising from the Assignment or the transactions contemplated hereby shall be borne and paid solely by GIPR, and GIPR shall indemnify Assignor against any such amounts to the extent paid by Assignor.

9. MISCELLANEOUS.

9.1 Notices. All notices shall be in writing and shall be deemed given when delivered personally, sent by nationally recognized overnight courier, or mailed by certified mail (return receipt requested) to the addresses set forth on the signature pages hereto (or such other address as a Party may designate by notice).

9.2 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws principles. Each Party consents to exclusive venue in the state or federal courts located in Hillsborough County, Florida, and waives any objection to such venue.

9.3 Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior discussions and understandings. Any amendment must be in writing and executed by each Party.

9.4 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and may be executed and delivered by electronic signature (including DocuSign) or PDF.

9.5 Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder shall remain in full force and effect.

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9.6 Successors and Assigns; Third-Party Beneficiaries. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. The persons released under Section 5 who are not Parties may enforce Section 5; except as set forth in the immediately preceding sentence, no other person shall be deemed a third-party beneficiary of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ASSIGNOR:

BROWN FAMILY ENTERPRISES, LLC

By: /s/ Christian Brown

Name: Christian Brown

Title: CEO

Date: June 16, 2026

Address for Notices:

5911 Beacon Shores St.

Tampa, FL 33616

christian.h.g.brown@gmail.com

ASSIGNEE:

GENERATION INCOME PROPERTIES, LP,

a Delaware limited partnership

By: Generation Income Properties, Inc.,

a Maryland corporation, its General Partner

By: /s/ David Sobelman

Name: David E. Sobelman

Title: CEO and President

Date: June 16, 2026

GIPR (for itself and in its capacity as the Manager):

GENERATION INCOME PROPERTIES, INC.,

a Maryland corporation

By: /s/ David Sobelman

Name: David E. Sobelman

Title: CEO and President

Date: June 16, 2026

Address for Notices (Assignee and GIPR):

Generation Income Properties, Inc.

401 E. Jackson Street, Suite 3300

Tampa, FL 33602

ds@gipreit.com

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of the Effective Date (hereinafter defined) by and between GIPTX 6919 North Service Road, LLC, a Delaware limited liability company; GIPOH 6696 State Route 95, LLC, a Delaware limited liability company; GIPME 409 US Route 2, LLC, a Delaware limited liability company; GIPME 1905 Hallowell Road, LLC, a Delaware limited liability company; GIPPA 23 Wert Drive, LLC, a Delaware limited liability company; GIPOH 5405 Tiffin Avenue, LLC, a Delaware limited liability company; and, GIPOH 7970 E Harbor Road, LLC, a Delaware limited liability company (individually and collectively, “Seller”), all with an address of 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, Attn: David Sobelman; Email: ds@gipreit.com, with a required copy to Trenam Law, 200 Central Avenue, Suite 1600, St. Petersburg, Florida 33702, Attn: Timothy M. Hughes, Esq., Email: thughes@trenam.com, and HABG Texas LLC, a Texas limited liability company ("Purchaser"), with an address of 6719 Garrett River Road, Frisco, TX 75035, Email: bharath@jupitertexas.com, with a required copy to RMP LLP, 809 SW A St., Ste 105, Bentonville, AR 72712, Attn: B.R. Price, Email: bprice@rmp.law.

RECITALS

A.
Seller is the owner in fee simple of certain real property situated in: the City of Big Spring, County of Howard, State of Texas, said real property having an address of 6919 N Service Road, Big Spring, Texas (“Big Spring Property”); the Township of Chester, County of Morrow, State of Ohio, said real property having an address of 6696 State Route 95, Mount Gilead, OH (“Mount Gilead Property”); the Town of Wilton, County of Franklin, State of Maine, said real property having an address of 409 US Route 2, East Wilton, ME (“Wilton Property”); the City of Litchfield, County of Kennebec, State of Maine, said real property having an address of 1905 Hallowell Road, Litchfield ME (“Litchfield Property”); Delaware Township, Juniata County, State of Pennsylvania, said real property having an address of 23 Wert Drive, Thompsontown, PA (“Thompsontown Property”); Township of Margaretta, County of Erie, State of Ohio, said real property having an address of 5405 Tiffin Avenue, Castalia, OH (“Castalia Property”); City of Lakeside Marblehead, County of Ottawa, State of Ohio, said real property having an address of 7970 E Harbor Road, Lakeside, OH (“Lakeside Property”); and legally described as set forth on Exhibit “A” attached hereto, together with all buildings, fixtures and other improvements located thereon to the extent owned by Seller, if any, and together with all leases, rights, easements, tenements, hereditaments, and appurtenances belonging thereto, the foregoing being hereinafter referred to, individually and collectively, as the "Premises" or the "Property". Purchaser acknowledges and agrees that no portion of the Property shall constitute any personal property, fixtures, equipment or other improvements located on the Premises that are owned by the Tenant (as such term is defined in Section 4.1 below) pursuant to the applicable Lease (as such term is defined in Section 4.1 below) and that such property is specifically excluded from the sale of the Property to Purchaser hereunder.

B.
Seller has agreed to convey the Premises to Purchaser and Purchaser is desirous of purchasing the same in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollars and other covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.0
Premises To Be Purchased. Subject to compliance with the terms and conditions of this Agreement, the Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Premises.
2.0
Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be the sum of Seven Million Three Hundred Twenty Thousand and No/100 Dollars ($7,320,000.00). Allocations of the Purchase Price for each Property set forth on Exhibit “B” attached hereto and made a part hereof shall be used for purposes of determining title insurance and transfer taxes payable with respect to each Property. The Purchase Price shall be paid by Purchaser to Seller as follows:
2.1
The sum of One Hundred Forty-Six Thousand Four Hundred and No/100 Dollars ($146,400.00) ("Earnest Money") paid in cash within three (3) days of the full execution of this Agreement, to be held in a non-interest bearing account of First American Title Insurance Company, as escrow agent ("Escrow Agent"), with an address of 4830 West Kennedy Blvd., Suite 885, Tampa, Florida 33609, Attn: Hayley Salem Felman, Email: hsalem@firstam.com, and applied to the Purchase Price on the date of the Closing (as such term is defined in Section 10 below).
2.2
The balance of the Purchase Price shall be paid, either by cash or Federal Reserve wire transfer of immediately available funds to the account of the Title Company on the date of the Closing.
2.3
Purchaser shall, by July 27, 2026 (the “Financing Period”), deliver to Seller evidence satisfactory to Seller, in Seller’s commercially reasonable discretion, of Purchaser’s financing for the acquisition of the Property, including, without limitation, evidence that Purchaser has obtained an SBA Section 504 loan or any other loan for purchasing the Property in accordance with this Agreement (the “Loan”). In the event such evidence is not satisfactory to Seller, Seller shall have the right to either (i) terminate this Agreement by delivering written notice thereof to Purchaser, in which case the Earnest Money shall be refunded to Purchaser, or (ii) proceed to Closing. In the event Purchaser, despite using commercially reasonable efforts, fails to obtain the Loan and provides reasonable documentation of such failure to Seller before the expiration of the Financing Period, then Purchaser shall have the right to either (i) terminate this Agreement by delivering written notice thereof to Seller before the expiration of the Financing Period, or (ii) proceed to Closing. Further notwithstanding anything in this Agreement to the contrary, Purchaser hereby acknowledges and agrees that obtaining satisfactory financing and/or evidence thereof for purchasing the Property, including, without limitation, the Loan, shall not be deemed a condition precedent to Purchaser’s obligation hereunder to proceed to Closing.
3.0
Title to Be Delivered. Seller agrees to convey marketable and insurable fee simple title in the Premises to Purchaser through delivery of a Special Warranty Deed or its equivalent (individually a "Deed,” and collectively, the “Deeds”) free and clear of all liens and encumbrances except for the Permitted Exceptions (as such term is defined in Section 4.1 below).
4.0
Title Objections.
4.1
Title Policy; Title Review. Purchaser’s obligation to consummate the transaction contemplated hereby is conditioned upon Purchaser’s ability to obtain from Seller, at Seller’s expense and at standard rates, an owner’s policy of title insurance in an amount no less than the Purchase Price (the “Title Policy”). To the extent not provided to Purchaser prior to the Effective Date, within two (2) business days after the Effective Date, Seller shall, at its own expense, cause a national title insurance company (the “Title Company”) to issue and deliver to Purchaser an ALTA title insurance commitment (the “Title Commitment”) for the Title Policy, together with copies of all Schedule B-2 exception documents referenced therein. The Title Commitment shall evidence that upon the execution, delivery and recordation of the Deeds (which shall be delivered by Seller at the Closing provided for hereunder) and the satisfaction of all requirements specified in Schedule B, Section 1 of the Title Commitment, Purchaser shall acquire fee simple title to the Property, subject only to the “Permitted Exceptions.” For purposes of this Agreement, the term “Permitted Exceptions” shall mean: (i) applicable zoning and building ordinances and land use regulations; (ii) the lien of any and all taxes and assessments not yet due and payable; (iii) easements, licenses, covenants, conditions, restrictions, leases, reservations, exceptions and other encumbrances referenced in the Title

Commitment and not specifically objected to by Purchaser in the Notice of Title Objections (defined below); (iv) any matters that would be disclosed by accurate surveys of the Properties; (v) any exceptions caused by Purchaser, its agents, representatives or employees; (vi) any matters accepted or deemed accepted by Purchaser pursuant to the terms and conditions of this Agreement, (vii) any matters agreed to by the parties in writing, and (viii) those certain Leases for Real Property as shown on Schedule 3, and incorporated herein, as amended and assigned from time to time (individually and collectively, "Lease") with the applicable tenant as listed in each Lease (each, a "Tenant").

Within ten (10) days after Purchaser’s receipt of the Title Commitment, Purchaser shall give written notice to Seller of any matters that are objectionable to, or deemed a title defect, by Purchaser (“Notice of Title Objections”). Any title defect to which Purchaser does not timely object shall be deemed a Permitted Exception hereunder. Subject to the provisions of this Section 4.1 and the provisions of Section 20.0 below, Seller shall be obligated to cure the following defects to the extent that and only to the extent that the same are specified in the Title Commitment and in Purchaser’s Notice of Title Objections (collectively, the “Mandatory Cure Defects”): (a) mortgages arising through Seller, (b) construction liens arising through Seller, (c) back taxes on the Property that are due and payable, (d) judgment liens arising through Seller, and (e) other liens or encumbrances arising through Seller and securing a specific dollar amount; provided, however, that Seller shall have the right to cure at Closing any and all Mandatory Cure Defects by applying Seller’s proceeds from the consummation of the transaction contemplated by this Agreement to same. Notwithstanding anything in this Agreement to the contrary, from and after the Effective Date and continuing until Closing occurs, Seller shall have the right, but not the obligation, to refinance and/or restructure any existing mortgage, debt, or other monetary lien or encumbrance affecting the Property, provided that any such refinancing or restructuring shall be deemed a Mandatory Cure Defect in accordance with this Section 4.1. As to any defects other than Mandatory Cure Defects, Seller shall have fifteen (15) days from receipt of the Notice of Title Objections in which to elect either to (i) notify Purchaser that it intends to cure the identified objections and defects on or before the Closing Date (the “Title Cure Period”) and Seller shall use reasonable efforts to cure such objections and defects; or (ii) notify Purchaser that Seller elects not to cure the objections or alleged defects. In the event Seller fails to deliver a response within fifteen (15) days after receipt from Purchaser of the Notice of Title Objections, Seller shall be deemed to have elected not to cure or eliminate said objections and alleged title defects. Purchaser shall have until the later of the expiration of the Due Diligence Period or five (5) days from receipt of Seller’s notice, or Seller’s deemed notice, of its election not to cure Purchaser’s objections and alleged title defects (whichever is later), in which to elect either (x) to terminate the Agreement, or (y) to require Seller to deliver title in its then existing condition (with no reduction in the Purchase Price) and to proceed to Closing notwithstanding the objections to title raised by Purchaser, yet still subject to Seller’s obligation to cure the Mandatory Cure Defects. The foregoing remedies shall constitute the exclusive remedies of Purchaser for such failure to deliver title as herein specified.

4.2
Survey. Purchaser may, on or before the expiration of the Due Diligence Period, cause an ALTA/NSPS land title survey (the “Survey”) of the Properties to be prepared by a professional surveyor registered and licensed in the applicable State of where the Property is located (the “Surveyor”). Such Survey, if any, shall depict the Property by metes and bounds description. The Survey shall be certified by the Surveyor to Purchaser, Seller and the Title Company and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing. Upon completion of the Survey, Purchaser shall furnish Seller with two (2) signed and sealed original prints thereof. Purchaser shall notify Seller in writing within the Due Diligence Period of any matters shown on the Survey which adversely affect the title to the Property and the same shall be deemed to be title defects which shall be dealt with within the same time, manner, and subject to the limitations provided in Section 4.1 above. Any matters shown on the Survey which Purchaser does not timely object shall be deemed a Permitted Exception hereunder.
5.0
Control Of Premises. If, prior to the Closing, the Premises shall be the subject of (i) an action in eminent domain or a proposed taking by a governmental authority, whether temporary or permanent ("Taking") or (ii) a material casualty in which the cost of restoration exceeds five percent (5%) of the Purchase Price ("Casualty"), Purchaser, at its sole election, shall have the right to terminate this Agreement on written notice to Seller without liability on its part by so notifying Seller, and the Earnest Money paid by Purchaser shall be refunded to Purchaser. If the Purchaser does not exercise its right of termination, Seller and Purchaser shall be deemed to have elected to proceed with Closing without an adjustment of the Purchase Price, in which event Seller shall assign to Purchaser at Closing all of Seller’s right, title and interest in and to any and all proceeds (including all insurance proceeds) arising out of any such Taking or Casualty and, in the event of a Casualty, Purchaser shall receive at Closing a credit against the Purchase Price in an amount equal to any deductible under Seller’ insurance policy. In no event shall the Purchase Price of the Premises be increased by the amount of any such proceeds.
6.0
Intentionally Deleted.
7.0
Representations and Warranties of Purchaser. As an essential part of this Agreement, Purchaser hereby represents and warrants to Seller that:
7.1
Purchaser, if not a natural person, is duly organized and validly existing under the laws of the state of its organization or incorporation. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.
7.2
Purchaser has taken, or by the time of Closing will have taken, all necessary action to authorize the execution, delivery and performance of the Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, the Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
7.3
Neither the execution, delivery or performance of the Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
7.4
No petition in bankruptcy (voluntary or, to the best of Purchaser’s knowledge, otherwise), assignment for the benefit of creditors or petition seeking reorganization or arrangement or other action under federal or state bankruptcy or insolvency laws is pending against or contemplated by Purchaser.
7.5
No investigation, action or proceeding is pending or, to Purchaser’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
7.6
Purchaser has the financial resources to consummate the transaction contemplated by this Agreement and to pay the Purchase Price at the Closing.

7.7
None of the funds to be used for payment by Purchaser of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”). In addition, Purchaser is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

All of Purchaser’s representations and warranties shall be deemed remade as of the date of the Closing and shall survive the Closing.

8.0
Purchaser Inspection Rights: Evidence of Title; Information in Seller's Possession.
8.1
Purchaser shall have until July 22, 2026, to inspect the Property (the "Due Diligence Period"). To the extent not previously ordered by Purchaser prior to the Effective Date, Purchaser shall order all third-party diligence reports within two (2) business days of the Effective Date. During the Due Diligence Period, Purchaser may undertake an inspection and examination of all aspects of the Property, including but not limited to: review of economic, legal, environmental, future development, zoning and physical matters relating to the Property as Purchaser may deem appropriate. Purchaser or Purchaser's agents may enter upon the Property during normal business hours (or otherwise with a minimum of 24 hours’ advance written notice) for the purpose of conducting any tests and examinations as they may deem appropriate, both during the Due Diligence Period and subsequent thereto so long as this Agreement remains in full force and effect. All such inspections shall be performed in compliance with Seller’s rights and obligations as landlord under the applicable Lease. Further, Purchaser shall use commercially reasonable efforts to not affect, interrupt or interfere with Tenant’s use, business or operations on the Premises. Seller or its representatives shall have the right to accompany Purchaser and Purchaser representatives in connection with any inspections and other activities on the Property. In the event the Property is disturbed or damaged in any manner by Purchaser or Purchaser's representatives, agents, or contractors in the accomplishment of such tests, Purchaser agrees to immediately thereafter restore the Premises to its prior existing condition. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, including all claims for death of or injury to persons or damage of property arising out of or as a result of the activities of Purchaser or Purchaser's representatives, agents, or contractors. In no event shall Purchaser conduct any invasive testing on the Premises without the advance written consent of Seller, which consent shall not be unreasonably withheld, conditioned or denied.
8.2
Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.
8.3
Purchaser shall procure (or shall cause its contractors, agents, or representatives entering the Property to procure) and continue in force and effect from and after the date Purchaser first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State where the Property is located and having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and in the aggregate. To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property. Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section 8.
8.4
Purchaser, at its option, shall have the right to terminate this Agreement for any reason whatsoever or for no reason during the Due Diligence Period by giving written notice thereof to Seller on or before the expiration of the Due Diligence Period, in which event the Earnest Money shall be immediately refunded to Purchaser and, thereafter, all rights and obligations of the parties under this Agreement shall expire, except for those provisions that expressly survive termination of this Agreement. If by the expiration of the Due Diligence Period Purchaser has not provided Seller with its written approval to complete the purchase of the Property, this Agreement shall terminate and each party shall promptly execute and deliver to Escrow Agent such documents as Escrow Agent may reasonably require to evidence such termination, the Earnest Money shall be returned to Purchaser, and the respective obligations of Purchaser and Seller under this Agreement shall terminate, except as to matters which expressly survive termination. If Purchaser delivers to Seller Purchaser’s written approval to proceed with the purchase of the Property prior to the expiration of the Due Diligence Period, the Earnest Money shall become non‑refundable to Purchaser and Escrow Agent shall immediately release the Earnest Money to Seller.
8.5
To the extent not previously provided to Purchaser prior to the Effective Date, within two (2) business days after the Effective Date, Seller shall deliver to Purchaser, or make available to Purchaser through the use of an electronic data room, copies of the documents and materials described on Exhibit “C” attached hereto (collectively, the “Due Diligence Materials”), each to the extent they exist and are in Seller’s possession. Purchaser hereby acknowledges, covenants, and agrees that any information provided by Seller to Purchaser based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser either before the Effective Date or pursuant to this Section 8.5 are provided to Purchaser for informational purposes only and are without representation or warranty of any kind whatsoever, either express or implied and is without recourse to Seller with respect to the accuracy of any information or statements contained therein. Purchaser further acknowledges that Purchaser has been advised not to rely upon such documents without making an independent investigation or inquiry as to the accuracy of the information or statements contained in the information provided by Seller. Purchaser hereby releases Seller from any and all claims Purchaser might otherwise have based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser, except for claims arising from or related to fraud committed by Seller or a willful and intentional misrepresentation made by Seller.

The terms and provisions of this Section 8.5 shall survive the Closing and any earlier termination of this Agreement.

The foregoing provisions of Section 8 shall survive the Closing and any earlier termination of this Agreement.

9.0
Seller’s Covenants. Provided Purchaser is not in default under this Agreement, Seller covenants that between the Effective Date and the date of the Closing:
9.1
Seller shall not amend, renew, extend or terminate the Leases.
9.2
Seller shall continue to perform in all material respects all of its obligations under the applicable Lease consistent with the terms and conditions of the applicable Lease.
9.3
Seller shall not enter into, modify or amend any service contract affecting the Premises that will be an obligation on or otherwise affect the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to Purchaser.
9.4
Conditions Precedent to Purchaser’s Obligations.

The obligations of Purchaser to consummate the transaction provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of the same by Purchaser in writing:

A
Covenants of Seller. Seller shall have materially performed each and every covenant and agreement to be performed by Seller hereunder by the time and in the manner required by the terms of this Agreement.
B
Title Policy. The Title Company shall have irrevocably committed at Closing to issue the Title Policy.

C. Lease. Prior to the expiration of the Due Diligence Period, Seller shall have provided to Purchaser an executed Tenant Estoppel (as such term is defined in Section 11.1 below) for each Lease.

10.0
Closing. The consummation of the transaction contemplated by this Agreement ("Closing") shall take place on or before July 31, 2026 (the “Closing Date”). The Closing shall take place at, by and through the offices of the Title Company and may be conducted as a “mail-away” closing through the use of escrow instruction letters.
11.0
Seller’s Closing Obligations and Closing Costs. Seller and Purchaser shall deliver the following to the Escrow Agent or Purchaser, as applicable, at the Closing and the following closing costs and expenses shall be paid as follows in connection with the Closing:
11.1
Seller shall execute and deliver the following to the Title Company at the Closing:
A
Deed in ready to record form.
B
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.

C
An assignment and assumption of each Lease in the form attached hereto as Schedule 1 (the “Assignment and Assumption of Lease”).
D
An assignment of all intangible property to the extent assignable and owned by Seller, in the form attached hereto as Schedule 2 (the “General Assignment”).
E
Such affidavits as the Title Company shall reasonably require in order to omit from the Title Policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.
F
Possession of the Premises in the condition required by this Agreement, subject to the applicable Lease.
G
A Certification of Non-Foreign status of Transferor to comply with the provisions of Section 1445 of the Internal Revenue Code.
H
A tenant estoppel certificate from the Tenant ("Tenant Estoppel") in the form attached hereto as Exhibit “D” or as otherwise required by the Lease or the Tenant, as applicable; provided, however, that Seller’s failure to deliver the Tenant Estoppel shall not constitute a default by Seller under this Agreement as long as Seller has requested the same from Tenant pursuant to the applicable Lease.
I
To the extent required by Purchaser’s lender, a subordination, non‑disturbance, and attornment agreement from the Tenant ("SNDA") in the form attached hereto as Exhibit “E” or as otherwise required by the Lease or the Tenant, as applicable; provided, however, that Seller’s failure to deliver the SNDA shall not constitute a default by Seller under this Agreement as long as Seller has requested the same from Tenant pursuant to the applicable Lease.
J
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
11.2
Seller shall pay the following costs in connection with the Closing:
A
The cost of preparing the Deed;
B
Seller's attorneys' fees, and any other costs and expenses actually incurred by Seller in connection with selling the Premises;
C
A commission to be paid to Purchaser’s broker, Bang Realty-New England Inc., Bang Realty, Inc., Bang Realty-Pennsylvania Inc, and Bang Realty -Texas Inc (collectively, "Purchaser’s Broker"), in accordance with Section 17.0 below;
D
A commission to be paid to Seller’s broker, SRS Real Estate Partners ("Seller’s Broker"), in accordance with Section 17.0 below; and
E
Provided however, the cost of the Title Policy, as well as any transfer, conveyance, or documentary stamp taxes, shall be paid by the party who customarily bears such costs in transactions of this type in the county where the Property is located.

11.3
Purchaser shall pay the following costs in connection with the Closing:
A
Endorsements to the Title Policy requested by Purchaser;
B
All costs and expenses related to any lender’s policy;
C
Deed recording costs;
D
Due diligence expenses;
E
All acquisition financing costs and expenses; and
F
Purchaser’s attorneys' fees, and any other costs and expenses actually incurred by Purchaser in connection with buying the Premises.
G
Provided however, the cost of the Title Policy, as well as any transfer, conveyance, or documentary stamp taxes, shall be paid by the party who customarily bears such costs in transactions of this type in the county where the Property is located.
11.4
Purchaser shall deliver the following to the Escrow Agent at the Closing:
A
The Assignment and Assumption of Leases.
B
The General Assignment.
C
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.
D
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
12.0
Prorations. At Closing, the net rent under the Leases and any other income and expenses due and payable in the year of Closing by Seller shall be prorated as of the Closing Date. If not paid or payable by Tenant, any real estate taxes and special assessments shall be prorated as of the Closing Date. Purchaser shall be responsible for collecting and remitting all sales and use taxes that become due on rent payments under the applicable Lease received by Purchaser after Closing. The provisions of this Section shall survive the Closing. Subject to any prorations for amounts due and payable prior to Closing, all prepaid rentals and prepaid payments made under the applicable Lease shall belong to Purchaser upon the Closing and shall be delivered to Purchaser on the Closing Date.
13.0
Seller's Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Purchaser as expressly provided herein, Purchaser shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Earnest Money (to the extent paid by or on behalf of Purchaser) from Escrow Agent, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $75,000) which shall be reimbursed by Seller to Purchaser within ten (10) business days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Earnest Money plus costs shall be full liquidated damages and, except as set forth herein, shall be Purchaser's sole and exclusive remedy in the event of a default hereunder by Seller, and Purchaser hereby waives and releases any right to sue Seller for damages), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; provided, however, that if for any reason Purchaser fails to file suit to enforce specific performance within forty-five (45) days after the date Purchaser provides written notice to Seller of its failure to perform hereunder, then Purchaser shall be automatically deemed to have waived all its rights set forth herein with respect to enforcing specific performance.
14.0
Purchaser's Default. If Purchaser fails to perform any of its obligations under this Agreement for any reason other than Seller’s default, or if Purchaser breaches any representation or warranty made in this Agreement, Seller shall be entitled to terminate this Agreement by giving Purchaser written notice thereof, and Seller shall retain, as liquidated damages and as Seller’s sole remedy, the Earnest Money; the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. In addition, notwithstanding anything to the contrary stated herein, nothing in this Section 14.0 is intended to nor shall limit the remedies available to Seller under this Agreement or at law or in equity relating to a default of any repair, indemnification, hold harmless and/or defend obligations of Purchaser set forth in Section 8 of this Agreement or any other obligation of Purchaser which are intended to survive termination or Closing of this Agreement. In no event shall either party hereunder be liable to the other party for special, indirect, consequential or punitive damages. The provisions of this Section 14.0 shall survive the Closing or the earlier termination of this Agreement.
15.0
Attorney's Fees; Costs. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement or to establish breach of this Agreement, the non-prevailing party shall pay to the other party all reasonable costs, charges, expenses, including attorney's fees, expended or incurred in connection therewith. This provision is separate and several and shall survive the termination of this Agreement.
16.0
Tax-Free Exchange. Each party hereto acknowledges having been advised that the other party may elect to treat the within transaction as part of a tax-free exchange transaction under Internal Revenue Code Section 1031. Each party hereto agrees that it will make and execute any and all additional documents that may be required in connection with the electing party’s tax-free exchange transaction provided that the other party does not assume any additional burdens or obligations and further provided that the other party does not incur any additional cost or expense.
17.0
Brokers. Seller and Purchaser mutually represent and warrant that Seller’s Broker and Purchaser’s Broker (collectively, the “Brokers”), are the only brokers with whom they have dealt with in connection with this Agreement and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction. The commission of Seller’s Broker shall be paid by Seller if, and only if, the sale of the Property occurs. The two percent (2%) commission of Purchaser’s Broker shall be paid by Seller if, and only if, the sale of the Property occurs. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.
18.0
Escrow Agent.
18.1
The tax identification numbers of the parties shall be furnished to Escrow Agent upon request of Escrow Agent. At the Closing, proceeds of the Earnest Money shall be paid by Escrow Agent to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of such amount, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrow Agent shall have the right, only after dispute of the parties or this contract fails due to its terms, to deposit the escrowed proceeds with the clerk of any applicable court of the county in which the Premises is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
18.2
The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrow Agent.
19.0
Miscellaneous. The following general provisions govern this Agreement.
19.1
Governing Law. This Agreement is made and executed under and in all respects to be governed and construed by the laws of the State of Florida, and venue for any action arising hereunder will lie exclusively in Hillsborough County, Florida.
19.2
Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be (i) delivered by hand, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by nationally recognized commercial courier for next business day delivery, in each such case described in (i), (ii) and (iii) to the addresses set forth in the preamble of this Agreement or to such other addresses as are specified by written notice given in accordance herewith, or (iv) sent by electronic mail (email) to the electronic mail (email) address for each party set forth in the preamble of this Agreement or to such other electronic mail (email) address as is specified by written notice given in accordance herewith. Any notice or other communication (i) delivered by hand shall be deemed effective when received; (ii) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication; (iii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt; and (iv) sent by email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party (such as “Delivery Receipt” generated by Microsoft Outlook). Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel. Any notice sent or otherwise delivered as required hereby and refused by recipient shall be deemed delivered as of the date of such refusal.
19.3
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto.
19.4
Assignment. Purchaser may not assign this Agreement without Seller’s prior written consent, which consent may be withheld or granted in Seller’s reasonable discretion, provided, however, that

Purchaser may assign this Agreement to an entity wholly owned or controlled by Purchaser and formed by Purchaser for the purpose of taking title to the Property (“Permitted Assignee”) without Seller’s prior written consent, provided that (a) written notice of such assignment shall be given by Purchaser to Seller prior to the expiration of the Due Diligence Period, (b) no such assignment shall relieve Purchaser of any obligations, covenants, duties, representations, warranties or liabilities hereunder, and (c) Purchaser provides Seller, simultaneous with its written notice of such assignment, a copy of a written assignment agreement signed by Purchaser and the Permitted Assignee pursuant to which the Permitted Assignee agrees to accept all the burdens and benefits of this Agreement and agrees to be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the Permitted Assignee were the original signatory hereof. Any attempt by Purchaser to assign this Agreement to a Permitted Assignee after the expiration of the Due Diligence Period or not otherwise in compliance with the foregoing provisions of this Section 19.4 shall be deemed invalid, null and void and Seller shall have no legal obligation to recognize same. If Purchaser consists of more than one person or entity, then: (1) each reference to Purchaser herein shall be deemed to refer to each person or entity constituting Purchaser, both individually and in the aggregate, and (2) each person or entity constituting Purchaser shall be jointly and severally liable for all liabilities and obligations of Purchaser hereunder.
19.5
Lease. Purchaser hereby acknowledges that, at Closing, Seller shall assign to Purchaser, and Purchaser shall accept, all of Seller’s rights, title, interests and obligations in and to the Leases pursuant to the Assignment and Assumption of Leases.
19.6
Counterparts. This Agreement and any agreement or document described herein may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Handwritten signatures to this Agreement or any agreement or document described herein transmitted by facsimile, email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file or via DocuSign, Adobe Sign or other similar electronic signature service), shall be valid and effective to bind the party so signing.
19.7
Severability. The provisions of this Agreement are severable, and the enforceability or invalidity of any term or provision of this Agreement shall not affect the enforceability and validity of the remaining terms and provisions of this Agreement. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by any Court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby.
19.8
Further Assurances. In addition to the foregoing, the parties hereto, at the time and from time to time at or after Closing, upon the reasonable request of Purchaser, its lender or of Seller, as the case may be, agree to do, execute, acknowledge and deliver all such further reasonable deeds, assignments, transfers, conveyances, authorizations, filings, consents, and assurances, as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming unto Purchaser all of the applicable Seller’s right, title and interest in and to the Property, to be conveyed hereunder; and to the more effective consummation of the other transactions referred to in this Agreement.
19.9
Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

19.10
Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.
19.11
Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.
19.12
Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.
19.13
Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any right arising from any breach by any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.
19.14
Dates and Times. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. All references to the “Effective Date” shall be deemed to refer to the later of the date of Purchaser’s or Seller’s execution of this Agreement, as indicated below their executions hereon. Any action required to be taken by a specified date may be taken at or before 11:59 p.m., daylight or standard time (as applicable) in the time zone where the Property is located.
19.15
Exculpation. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller's Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this paragraph shall survive the termination of this Agreement and the Closing.
19.16
No Recording. Neither this Agreement nor any memorandum thereof may be recorded by Purchaser in the Public Records of any County of any State.
19.17
Waiver of Jury Trial. PURCHASER AND SELLER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY EXPRESSLY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS

MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.
19.18
Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior understandings with respect thereto, including, without limitation, any letter of intent between the parties with respect to this transaction. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties.
19.19
Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.
20.0
Seller’s Contingencies. Purchaser understands that Seller’s transfer of the Property to Purchaser as contemplated herein is subject to the following:
20.1
Seller’s transfer of the Property to Purchaser as contemplated herein may be subject to or require the prior approval of Seller’s lender(s), investor(s), and/or member(s). As such, and notwithstanding anything to the contrary contained within this Agreement, the obligation of Seller to close on the sale and purchase of the Property pursuant to this Agreement shall be and hereby is expressly conditioned upon Seller obtaining the prior written consent, approval and/or partial release from Seller’s lender(s), investor(s), and/or member(s) on or before the Closing Date (collectively, “Disposition Consents and Approvals”). Seller shall use commercially reasonable efforts to seek to obtain the Disposition Consents and Approvals on or before the Closing Date. If the foregoing condition precedent shall not have occurred or been satisfied on or before the Closing Date due to any contractual rights or discretion granted to Seller’s lender(s), investor(s), and/or member(s), then Seller shall be entitled to terminate this Agreement by delivering written notice to Purchaser and in such event the Earnest Money will immediately be returned to Purchaser and neither party will have any further rights, remedies or obligations hereunder, except those that expressly survive termination of this Agreement; provided, however, that in no event shall Seller have the right to terminate this Agreement pursuant to the provisions of this Section 20.1 prior to the expiration of the Due Diligence Period. Notwithstanding anything in this Agreement to the contrary, in the event Seller is unable to obtain the Disposition Consents and Approvals on or before the Closing Date, Seller shall have the right to extend the Closing Date for a period of up to thirty (30) days by delivering written notice to Purchaser on or before the expiration of such date. Failure of Seller to obtain the Disposition Consents and Approvals shall not constitute a default by Seller under this Agreement. However, so long as Purchaser is not in default under this Agreement, if Seller elects to terminate this Agreement pursuant to the provisions of this Section 20.1 after the expiration of the Due Diligence Period, then Purchaser shall be entitled to reimbursement of its reasonable, documented due diligence expenses in an amount not to exceed Twenty-Five Thousand Dollars ($25,000).
20.2
Purchaser shall have delivered into escrow at Closing all documents as specified in Section 11.4 of this Agreement to be duly executed by Purchaser.
20.3
Purchaser shall have complied in all material respects with its obligations under this Agreement, and all representations and warranties of Purchaser set forth in this Agreement shall continue to be accurate in all material respects.

21.0
AS-IS Condition. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER IS TRANSFERRING THE PROPERTY IN “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. PURCHASER AGREES THAT IT WILL PERFORM SUCH EXAMINATIONS AND INVESTIGATIONS OF THE PROPERTY AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS NEEDED AND NECESSARY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SPECIFICALLY DISCLAIMS, AND PURCHASER IS NOT RELYING ON ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER, OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ANY HAZARDOUS SUBSTANCES (AS SUCH TERM IS DEFINED BY APPLICABLE LAW) AT, ON, UPON OR UNDER THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SHALL HAVE NO LIABILITY TO PURCHASER WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY HIMSELF/ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER'S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING, OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO OTHER THAN THE REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECT OR OTHER PHYSICAL CONDITION WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE WHERE THE PROPERTY IS LOCATED OR ANY FEDERAL OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS SUBSTANCES WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY, OR BY REASON OF ANY VIOLATION OF ANY SUBDIVISION LAW, RULE OR REGULATION APPLICABLE TO THE PROPERTY WHETHER ARISING PURSUANT TO STATUTES IN EFFECT IN THE STATE WHERE THE PROPERTY IS LOCATED OR ANY LOCAL ORDINANCE, LAW, RULE OR REGULATION. PURCHASER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 21 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLER FOR A BREACH BY SELLER OF THE WARRANTY OF TITLE

INCLUDED IN THE DEED OR THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING.

The provisions of this Section 21 shall survive the Closing. Purchaser and Seller acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of the Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by the Agreement without such disclaimers and other agreements set forth above.

22.0
State-Specific Provisions. In order to give effect to certain provisions of state law that may be applicable to certain Properties, the provisions contained in this Section 22 are hereby incorporated into this Agreement and made a part hereof, but solely as regards, and solely applicable to, the Properties located in the respective State:
22.1
As to Properties located in Texas:

The parties acknowledge that Tex. Civ. Prac. & Rem. Code § 16.070 provides that a contractual provision requiring a party to bring suit on a cause of action within less than two (2) years is void. Accordingly, notwithstanding anything in this Agreement to the contrary, no contractual limitations period contained in this Agreement shall shorten the time in which a party may bring a cause of action to less than two (2) years after the cause of action accrues.

To the fullest extent permitted by law, each Party relinquishes and waives any rights under Section 16.070 that would otherwise invalidate or limit the enforceability of the parties’ agreed‑upon notice periods, survival periods, or claim procedures set forth in this Agreement; provided, however, that nothing in this Agreement shall be construed to require a party to file suit within less than two (2) years, and any provision that would have such effect shall be automatically conformed to the minimum period permitted under Texas law.

22.2
As to Properties located in Pennsylvania:
a.
As to the Thompsontown Property, Section 19.4 above is hereby omitted in its entirety and replaced with the following:

Subject to the provisions of this Section, Purchaser may, by written notice given to Seller not less than fifteen (15) Business Days prior to the subject Closing, assign Purchaser’s right to receive the conveyance of the Thompsontown Property to one or more entity wholly owned or controlled by Purchaser and formed by Purchaser for the purpose of taking title to the Thompsontown Property (“Permitted Assignee”). Purchaser’s rights and obligations under this Agreement are not otherwise transferable, assignable or delegable, directly or indirectly, without the prior written consent of Seller, which consent may be given or withheld in Seller’s sole and absolute discretion. Any transfer, assignment or delegation (to a Permitted Assignee or otherwise) must be made pursuant to a written agreement meeting the requirements of this Section, which agreement will include (without limitation) provisions stating that (a) the transfer, assignment or delegation does not release, diminish or otherwise affect the obligations of the original Purchaser under this Agreement, including the original Purchaser’s obligations to pay the Purchase Price at Closing and to indemnify Seller in accordance with the terms hereof; and (b) the Permitted Assignee (or other approved transferee, assignee or delegee) expressly agrees for the benefit of Seller that (i) such person is assuming all obligations of the original Purchaser under this Agreement, other than obligations relating solely to any Property not being acquired by such person (if any); and (ii) the conveyance of the Thompsontown Property to such person will be subject to all of the terms, provisions, conditions and limitations set forth in this Agreement to the same extent as if such person was the original Purchaser executing this Agreement.

22.3
As to Properties located in Maine:
a.
The term “environmental” laws shall include, without limitation, the State of Maine’s Hazardous Waste, Septage and Solid Waste Management Act, as amended, (38 M.R.S.A. §§ 1301-1319-Y) and the regulations promulgated thereunder, and the Maine Uncontrolled Hazardous Substance Sites Law, as amended (38 M.R.S.A. §§1361-1371);
b.
Seller will execute and deliver to Purchaser a notice pursuant to 38 M.R.S. § 563 with respect to underground oil storage facilities or above-ground oil storage facilities with underground piping on the Premises;
c.
As to the Wilton Property and Litchfield Property, the Seller represents that:
i.
To Seller’s knowledge and except as otherwise set forth in the Seller’s Due Diligence Materials, any Property within the State of Maine is not located in whole or in part within 250 feet of the normal high-water line of a great pond, river, saltwater body or coastal wetland and each Property within the State of Maine is serviced by public water and public sewer services.
ii.
To Seller’s knowledge and except as otherwise set forth in Seller’s Due Diligence Materials, any Property within the State of Maine is not subject to any special real estate tax classification, including tree growth, farmland, or open space, or to any tax increment financing arrangement or other arrangement for payments in lieu of taxes.
22.4
The provisions of Section 22 above will survive the Closing and the delivery and recording of the Deed in perpetuity. Purchaser has initialed these Sections above to further indicate Purchaser’s awareness and acceptance of each and every provision of each such Section of this Agreement.
23.0
All or Nothing Purchase and Sale. Notwithstanding anything to the contrary in this Agreement, this Agreement provides Purchaser with the right to either purchase all, or none, of the Property (and Seller the obligation to convey all of the Property) but does not give Purchaser the right to purchase less than all of the Property (or Seller the right to convey less than all of the Property), regardless of the reason.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PURCHASER:

HABG Texas LLC,

a Texas limited liability company

By: Gangula BA LLC, a Texas limited liability company

Its: Manager

By: /s/ Bharath Gangula

Bharath Gangula, Managing Member

By: HVRR Services LLC, a Texas limited liability company

Its: Manager

By: /s/ Homarjun Agrahari

 Homarjun Agrahari, Managing Member

Execution Date: June 19, 2026

[seller signature pages follow]

SELLER: GIPTX 6919 North Service Road, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026
GIPOH 6696 State Route 95, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026
GIPME 409 US Route 2, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026
GIPME 1905 Hallowell Road, LLC, a Delaware limited liability company
[seller signature page follows]	By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026

GIPPA 23 Wert Drive, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026
GIPOH 5405 Tiffin Avenue, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026
GIPOH 7970 E Harbor Road, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 19, 2026

Exhibit “A”

Legal Description of the Property

6919 N Service Road, Big Spring, Texas (“Big Spring Property”):

All that certain lot, tract or parcel of land, part of Section 43, Block 31, Township 1 North of the T & P RR Co. Survey, Howard County, Texas, being all that certain called 2.38 acres described in a deed from Susan Gaston to Willis Floyd Gillette, Jr. on May 14, 2004 recorded in Volume 933, Page 130 of the Official Records, Howard County, Texas, being part of that certain tract described in a deed to Charles Robinson, recorded in Volume 90, Page 266 of the Deed Records, Howard County, Texas and being more completely described as follows, to-wit:

BEGINNING at a 5/8" iron rod (found) for the Southeast corner of the above mentioned 2.38 acre tract, the East line of the above mentioned Robinson tract, in the East line of the above mentioned Section 43, the West line of Section 44, Block 31, Township 1 North of the T & P RR Co. Survey, at the intersection of the North right of way line of Frontage Road and the centerline of North Moss Lake Road (County Road No. 37);

THENCE South 66 deg. 20 min. 28 sec. West with the North right of way line of Frontage Road, the South line of the 2.38 acre tract, at 30.16 ft. pass a 5/8" iron rod (found) for reference and continue a total distance of 291.51 ft. to a 5/8" iron rod (found) for the Southwest corner of same;

THENCE North 13 deg. 07 min. 23 sec. West with the West line of the 2.38 acre tract, a distance of 388.61 ft. to a 5/8" iron rod (found) for the Northwest corner of same;

THENCE North 76 deg. 50 min. 22 sec. East with the North line of the 2.38 acre tract, at 78.15 ft. pass a fence corner post for the Southwest corner of the Irene Hinojosa 1.0 acre tract described in County Clerk's File No. 2011-00000202, at 178.50 ft. pass a 5/8" iron rod (found) for reference and continue a total distance of 286.56 ft. to a 60d nail (found) for the Southeast corner of same, the Northeast corner of the 2.38 acre tract, in the East line of the Robinson tract, the East line of Section 43, the West line of Section 44, in the centerline of North Moss Lake Road;

THENCE South 13 deg. 07 min. 43 sec. East with the East line of the 2.38 acre tract and the Robinson tract, the East line of Section 43, the West line of Section 44, the centerline of North Moss Lake Road a distance of 335.50 ft. to the place of beginning, containing 2.382 acres of land.

6696 State Route 95, Mount Gilead, OH (“Mount Gilead Property”):

Situated in the Township of Chester, County of Morrow and State of Ohio:

Situated in Lot Number Eight (#8), Quarter 2, Township 7 North, Range 15 West, and being parts of a 1.3055 acre parcel and a 2.4162 acre parcel as conveyed to Arnold R. Beverly, Trustee in Official Record 753, Page 745, and part of a 1.5325 acre parcel conveyed to Arnold R. Beverly, Trustee in Official Record 717, Page 531, and being more particularly described as follows:

Commencing from a found railroad spike at the intersection of County Road 23 and Chester Avenue (Township Road 261);

Thence along the centerline of County Road 23 North 85 degrees 07 minutes 34 seconds West, a distance of 305.55 feet to the Southeast corner of said 2.4162 acre parcel and the point of beginning, referenced by a set 5/8 inch iron pin on the East line of said 2.4162 acre parcel that bears North 17 degrees 23 minutes 24 seconds East, a distance of 30.73 feet;

Thence from the point of beginning, continuing along the centerline of County Road 23 and the South line of said 2.4162 acre parcel, North 85 degrees 07 minutes 34 seconds West, a distance of 289.95 feet to a point;

Thence leaving the centerline of County Road 23 and the South line of said 2.4162 acre parcel along a new division line through said 2.4162 acre parcel, said 1.5325 acre parcel, and said 1.3055 acre parcel, North 33 degrees 58 minutes 33 seconds East, a distance of 566.48 feet to a point in the North line of said 1.3055 acre parcel, passing a set 5/8 inch iron pin with cap at 34.33 feet in the Northerly right-of way of County Road 23, and passing the North line of said 2.4162 acre parcel and the South line of said 1.5325 acre parcel at 253.97 feet, and passing the East line of said 1.5325 acre parcel and the West line of said 1.3055 acre parcel at 322.78 feet, and passing a set 5/8 inch iron pin with cap at 513.93 feet in the Southerly right-of-way of State Route 95;

Thence along the North line of said 1.3055 acre parcel South 55 degrees 28 minutes 06 seconds East, a distance of 127.00 feet to a point at the Northeast corner of said 1.3055 acres;

Thence leaving the North line of said 1.3055 acre parcel, and along the East line of said 1.3055 acre parcel and said 2.4162 acre parcel South 17 degrees 23 minutes 24 seconds West, a distance of 442.65 feet to the point of beginning, passing a found iron pin at 37.40 feet, and passing the Southerly right-of way of State Route 95 at 44.64 feet, and passing a found iron pin at the Southeast corner of said 1.3055 acre parcel and the Northeast corner of said 2.4162 acre parcel at 270.63 feet, and passing a set 5/8 inch iron pin with cap at 411.92 feet in the Northerly right-of-way of County Road 23;

Containing 2.2640 acres more or less, of which 0.3427 acres more or less lies in the right-of-way of County Road 23 and State Route 95, leaving 1.9213 acres net more or less, and more particularly includes 0.0150 acres more or less from said 1.5325 acre parcel, 1.0946 acres more or less from said 1.3055 acre parcel, and 1.1544 acres more or less from said 2.4162 acre parcel.

Subject to all existing easements and right-of-ways of record;

The remainder of said 1.3055 acre parcel is a non-buildable lot and can only be transferred to an adjoining land owner.

This description is based on an actual field survey performed by or under the direct supervision of Thomas P. Baumann, PS, Registered Surveyor S-7450 in June 2014.

Bearings based on the Ohio North Zone (#3401) State Plane Coordinate System (NAD 83, 2011).

Deed Reference: Official Record 753, Page 745, and Official Record 717, Page 531

Prepared by: Baumann Land Survey, Inc. Thomas P. Baumann, PS, Ohio Surveyor #S-7450.

Together with a Restriction and Easement Agreement recorded in Volume 834, Page 910, Morrow County, Ohio Records.

409 US Route 2, East Wilton, ME (“Wilton Property”):

A certain lot or parcel of land together with any improvements thereon located on the easterly side of Route 2 and Route 4 and the northwesterly side of Munson Road, in the Town of Wilton, County of Franklin, State of Maine, being more particularly bounded an described as follows:

Beginning at a point on the easterly right of-way line of Route 2 and Route 4 at the northwesterly corner of land now or formerly of Yvonne Graves as described in Deed Book 2261, Page 144, Franklin County Registry of Deeds (FCRD), Said point being N 84° 25' 26" W 0.86' from a 1/4" iron pipe;

Thence, N 05° 37’ 40" E along the easterly right-of way line of said Route 2 and Route 4 300.91' to the southwesterly corner of land now or formerly of William E. Baxter and Deborah A. Baxter as described in Deed Book 1660, Page 64. Said corner being N 86° 58' 10" W 0.79' from a 3/4" iron pipe;

Thence, S 86° 58' 09" E along the southerly line of said Baxter 332.94' to #5 rebar with cap stamped "NCS, Inc. PLS 2080" on the southwesterly line of land now or formerly of Guy A. Collins and Roberta 1. Collins as described in Deed Book 827, Page 64;

Thence, S 19° 38' 54" E along the southwesterly line of said Collins 225.84' to an iron fence post on the northwesterly right-of-way line of Munson Road;

Thence, on a non-tangent curve to the left along the northwesterly right-of-way line of said Munson Road an arc length of 246.98' to a point. Said curve having a radius of 1460.00' and a chord of S 51° 05' 30" W 246.69’;

Thence, S 46° 14' 43" W along the northwesterly right-of-way line of said Munson Road 100.00" to a #5 rebar with cap stamped "NCS, Inc. PLS 2080" at the easterly corner of said Graves;

Thence, N 15° 30' 44" W along the northeasterly line of said Graves 147.18 to a #5 rebar with cap stamped "NCS, Inc., PLS 2080”;

Thence, N 84° 25' 26" W along the northerly line of said graves 135.00' to the point of beginning.

1905 Hallowell Road, Litchfield ME (“Litchfield Property”):

Real property in the City of Litchfield, County of Kennebec, State of Maine, described as follows:

Certain lots or parcels of land together with any improvements thereon, located on the Hallowell Road, also known as Route 126, in the Town of Litchfield, County of Kennebec and State of Maine, being more particularly described as follows:

Parcel 1 (Northwest):

A certain lot or parcel of land located on the westerly side of Hallowell Road and the southeasterly side of Lewiston Road (Route 126), in the Town of Litchfield, County of Kennebec, State of Maine, being more particularly bounded and described as follows:

BEGINNING at a #5 rebar w/cap stamped "NCS, INC PLS 2080" set at the intersection of the westerly right-of-way line of Hallowell Road and the southerly right-of-way line of Lewiston Road;

THENCE S 19°06'24" E along the westerly right-of-way line of said Hallowell Road 38.45' to a #5 rebar w/cap stamped "NCS, INC PLS 2080";

THENCE S 01° 18'47" E along the westerly right-of-way line of Hallowell Road 195.20' to a #5 rebar w/cap stamped "NCS, INC PLS 2080" at the northeasterly corner of land N/F of the former Lewiston, Augusta and Waterville Street Railway (railroad) as described in Deed Book 508, Page 277 recorded in the Kennebec County Registry of Deeds (KCRD);

THENCE S 48°40'04" W along said railroad 695.79' to a point on the northeasterly line of land N/F of Gregory M. Hilton as described in Deed Book 3696, Page 84;

THENCE N 78°00'53" W along the northeasterly line of said Hilton 137.13' to a #5 rebar w/cap stamped "Morin #2157" found at the southwesterly corner of land N/F of Dalton McCormick as described in Deed Book 11260, Page 194 and the southeasterly corner of land N/F of Rod H. Chaput and Claudine A. Chaput as described in Deed Book 9928, Page 265;

THENCE N 13°33'29" E along the southeasterly line of said McCormick 523.84' to a #5 rebar w/cap stamped "NCS, INC PLS 2080" on the southerly right-of-way line of said Lewiston Road;

THENCE N 74°08'19" E along the southeasterly right-of-way line of said Lewiston Road 319.89' to a point;

THENCE on a curve to the left along the southeasterly right-of-way line of said Lewiston Road an arc length of 219.19' to the POINT OF BEGINNING. Said curve having a radius of 3869.83' and a chord of N 72°30'57" E 219.16'.

The basis of bearing for this description is the Maine state coordinate system, west zone, grid north.

Parcel 2 (Southeast):

A certain lot or parcel of land located on the westerly side of Hallowell Road and the southeasterly side of Lewiston Road (Route 126), in the Town of Litchfield, County of Kennebec, State of Maine, being more particularly bounded and described as follows:

STARTING at a #5 rebar w/cap stamped "NCS, INC PLS 2080" at the intersection of the westerly right-of-way line of Hallowell Road and the southeasterly right-of-way line of Lewiston Road;

THENCE S 19°06'24" E along the westerly right-of-way line of said Hallowell Road 38.45' to a #5 rebar w/cap stamped "NCS, INC PLS 2080";

THENCE S 01°18'47" E along the westerly right-of-way line of Hallowell Road 195.20' to a #5 rebar w/cap stamped "NCS, INC PLS 2080" at the northeasterly corner of land N/F of the former Lewiston, Augusta and Waterville Street Railway (railroad) as described in Deed Book 508, Page 277 recorded in the Kennebec County Registry of Deeds (KCRD);

THENCE S 01°18'47" E along the westerly right-of-way line of said Hallowell Road 65.29' to a #5 rebar w/cap stamped "NCS, INC PLS 2080" at the southeasterly corner of land N/F of said railroad and the TRUE POINT OF BEGINNING;

THENCE S 01°18'47" E along the westerly right-of-way line of said Hallowell Road 172.55' to a point;

THENCE S 03°26'53" E along the westerly right-of-way line of said Hallowell Road 167.42' to a #5 rebar w/cap stamped "NCS, INC PLS 2080" at the northeasterly corner of the North Cemetery;

THENCE N 75°37'59" W along the northeasterly line of said cemetery 251.42' to a point near a #5 rebar w/cap stamped "Morin #2157";

THENCE S 03°12'57" W along a stone wall and the westerly line of said cemetery 183.66' to a #5 rebar w/cap stamped "Morin #2157" at the northwesterly corner of land N/F of Vernal E. Glidden and Dora Glidden as described in Deed Book 1589, Page 33 and the northeasterly corner of land N/F of Gregory M. Hilton as described in Deed Book 3698, Page 84;

THENCE N 73°50'17" W along a stone wall and the northeasterly line of said Hilton 81.30' to a #5 rebar w/cap stamped "Morin #2157";

THENCE N 78°00'53" W along the northeasterly line of said Hilton 148.28' to a point near a #5 rebar w/cap stamped "Morin #2157'' and the southeasterly corner of said railroad;

THENCE N 48°40'04" E along the southeasterly line of said railroad 616.56' to the TRUE POINT OF BEGINNING.

The basis of bearing for this description is the Maine state coordinate system, west zone, grid north.

23 Wert Drive, Thompsontown, PA (“Thompsontown Property”):

ALL THAT CERTAIN parcel or tract of land situate on the south side of Old Route 22 (S.R. 3002) in Delaware Township, Juniata County, Pennsylvania, shown as "Proposed Lot" on an "ALTA/ACSM Land Title Survey for GBT Realty" prepared by Steckbeck Engineering & Surveying, Inc. dated July 9, 2014 and subsequently revised, approved by the Delaware Township Board of Supervisors on February 19, 2015, and recorded. February 20, 2015 as Juniata County Instrument No. 201500600, being more particularly bounded and described as follows, to wit:

COMMENCING at a point on the southern right-of-way line of Old Route 22 (S.R. 3002), said point also on the common property line between lands of David L. Robinson & Shannon J. Robinson and lands of John O. Frymoyer & Norma M. Frymoyer; thence going along said right-of-way line and through said lands of Frymoyer, North 69 degrees 21 minutes 58 seconds East a distance of 109.70' to the point of beginning;

thence going along said southern right-of-way line of Old Route 22 (S.R. 3002), North 69 degrees 21 minutes 58 seconds East a distance of 337.88' to a point; thence going through residual lands of Frymoyer the six (6) following courses and distances: (1) South 20°38'02" East a distance of 245.98' to a point; (2) South 70°40'26" West a distance of 250.00' to a point; (3) North 24°02'30" West a distance of 114.32' to a point; (4) South 65°57'30" West a distance of 50.00' to a point; (5) North 24°02'30" West a distance of 105.81' to a point; (6) with a curve turning to the left with an arc length of 37.78', with a radius of 25.00', with a chord bearing of North 67°20'04" West, with a chord length of 34.29' to the point of beginning.

CONTAINING in area: 1.58 acres.

BEING PARCEL NO. 02-02-102

BEING the same premises which Rich Uncles NNN Operating Partnership, L.P., a Delaware limited partnership, by Deed dated March 16, 2017 and recorded March 23, 2017 in Juniata County at Instrument No. 201700981, granted and conveyed unto RU Dollar General OHPAME6, LLC, a California limited liability company, in fee.

5405 Tiffin Avenue, Castalia, OH (“Castalia Property”):

Situated in the Township of Margaretta, County of Erie, State of Ohio, and being a part of Original Lot 26, Section 2, also known as being a portion of a parcel of land conveyed to Cardinal Property Holdings, Ltd, as recorded in RN 201407070, of said County's Records, and being further bounded and described as follows:

Commencing at a Mag Nail set at the centerline intersection of Maple Ave. and Sandusky-Clyde Rd. (S.R. 101, 60 feet wide), thence along the centerline of said Sandusky-Clyde Rd., S 88° 08 36" E for a distance of 1651.85 feet to a point, said point being the TRUE POINT OF BEGINNING of the parcel of land hereinafter described, thence clockwise along the following four (4) courses and distances:

1. N 1° 51' 24" E for a distance of 360.00 feet to a 5/8 inch rebar with cap "GPD" set, passing over a 5/8 inch rebar with cap "GPD" set on the north right of way line of said Sandusky-Clyde Rd. at 30.00 feet;

2. S 88°08' 36" E for a distance of 241.19 feet to a 5/8 inch rebar with cap "GPD" set: on the west line of a parcel of land conveyed to Howard J. Longnecker and Learta Longnecker as recorded in Volume 534, Page 281;

3. Thence along said west line, S 1° 33' 32" B for a distance of 360.64 feet to a point in the centerline of said Sandusky-Clyde Rd., passing over a capped pin "Hancock & Associates" found on said north right of way line at 330.59 feet;

4. Thence along said centerline, N 88° 08' 36" W for a distance of 262.68 feet to the True Point of Beginning and containing 2.0821 acres (90,697 sq.ft.) of land, more or less, and subject to all easements, restrictions and covenants of record as surveyed under the supervision of James E. Karing, P.S. Number 7539, for Glaus, Pyle, Schomer, Burns & DeHaven, Inc., dba GPI Group, in August of 2014.

Basis of Bearing is State Plane Grid North, NAD 83 (2011), Geoid 12A, Ohio North Zone.

7970 E Harbor Road, Lakeside, OH (“Lakeside Property”):

Real property in the City of Lakeside Marblehead, County of Ottawa, State of Ohio, described as follows:

Situated in the Township of Danbury, County of Ottawa, State of Ohio, and being a part of the Section 2, Lot 16, Firelands, also known as being a portion of a parcel of land conveyed to Stephen A. Boytim as recorded in Volume 395, Page 542, of said County's Records, and being further bounded and described as follows:

Commencing at a 5/8 inch rebar found at the Southeast corner of said Lot 16 and on the centerline of Englebeck Rd. (T.R. 138, 60 feet wide);

Thence along the East line of said Lot 16 and said centerline, N 0º 59' 29" W for a distance of 1125.41 feet to a point, said point also being the True Point of Beginning of the parcel of land hereinafter described;

Thence clockwise along the following four (4) courses and distances:

1. S 88º 37' 29" W for a distance of 275.01 feet to a 5/8 inch rebar with cap "GPD" set on the East line of a parcel of land conveyed to Edward D. Lukuch and Grazyna M. Lukuch as recorded in Volume 415, Page 296, passing over a 5/8 inch rebar with cap "GPD" set on the West right of way line of said Englebeck Rd. at 40.00 feet;

2. Thence along the East line of said Edward D. Lukuch and Grazyna M. Lukuch, N 0º 59' 29" W for a distance of 355.25 feet to a point on the centerline of E. Harbor Rd. (S.R. 163, variable width), passing over a capped rebar "HARTUNG 5667" found on the South right of way line of said E. Harbor Rd. at 315.00 feet;

3. Thence along said centerline, S 71º 52' 29" E for a distance of 291.05 feet to the intersection of said E. Harbor Rd. and said Englebeck Rd., said intersection also being on the East line of said Lot 16;

4. Thence along the centerline of said Englebeck Rd. and the East line of said Lot 16, S 0º 59' 29" E for a distance of 258.09 feet to the True Point of Beginning and containing 1.9361 acres (84,335 sq. ft.) of land, more or less; of which 0.4525 acres lies within the present road right of way, and subject to all easements, restrictions and covenants of record as surveyed under the supervision of James E. Karing, P.S. Number 7539, for Glaus, Pyle, Schomer, Burns & DeHaven, Inc., dba GPD Group, in August of 2014.

Basis of Bearing is State Plane Grid North, NAD 83 (2011), Geoid 12A, Ohio North Zone, Tied by GPS to the ODOT VRS System.

Excepting therefrom the following described premises as conveyed by the Agreed Judgment Entry on Settlement recorded November 7, 2022 in/as OR Volume 1922, Page 891 of the Ottawa County Records:

PARCEL 10-WD

Situated in the State of Ohio, County of Ottawa, Danbury Township, Firelands Section 2, Lot 16 and being part of a deed of record 1.9361 acre parcel of land conveyed to RU Dollar General OHPAME6, LLC as recorded in Official Record 1625, Page 359 of the Ottawa County Recorder's Office and being more particularly described as follows:

Being a parcel lying on the right side of the existing centerline of right of way of State Route 163 as part of the OTT-163-33.85 Centerline Plat made by Fishbeck for the Ohio Department of Transportation as recorded in Instrument Number 2021-313163 (Plat Book 73, Page 45) of the plat records of Ottawa County, Ohio and being located within the following described points in the boundary thereof;

Commencing at a 1/2 inch iron pin found within a monument box, said 1/2 inch iron pin found being the Southeast corner of said Lot 16, also being the Southwest corner of Firelands Section 2, Lot 15, also being on the centerline of right of way of Englebeck Road, said 1/2 inch iron pin found being station 15+14.17 of the centerline of right of way of Englebeck Road;

Thence Northerly on the East line of said Lot 16, also being the West line of said Lot 15, North 00 degrees 59 minutes 05 seconds West, 1190.85 feet, to a point on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, said point being 7.14 feet right of Englebeck Road centerline of right of way station 27+05.00 and also being the TRUE POINT OF BEGINNING for the parcel of land herein described:

1) Thence Westerly on a line perpendicular to the existing centerline of right of way of Englebeck Road, South 88 degrees 40 minutes 18 seconds West, 62.14 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 27+05.00;

2) Thence Northerly on the proposed West right of way line of Englebeck Road, being a right of way line 55.00 feet Westerly of as measured perpendicular to and parallel with, the existing centerline of right of way of Englebeck Read, North 01 degree 19 minutes 42 seconds West, 25.00 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 27+30.00;

3) Thence Northerly continuing on the proposed West right of way line of Englebeck Road, North 04 degrees 22 minutes 53 seconds West, 75.11 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 59.00 feet left of Englebeck Road centerline of right of way station 28+05.00;

4) Thence Northerly continuing on the proposed West right of way line of Englebeck Road, North 19 degrees 17 minutes 51 seconds West, 38.90 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, also being on the proposed South right of way line of State Route 163, said pin being 71.00 feet left of Englebeck Road centerline of right of way station 28+42.00, also being 78.64 feet right of State Route 163 centerline of right of way station 388+38.77;

5) Thence Northwesterly on the proposed South right of way line of State Route 163, North 41 degrees 28 minutes 07 seconds West, 33.21 feet, to an iron pin set on the proposed South right of way line of State Route 163, said pin being 62.00 feet right of State Route 163 centerline of right of way station 388+10.00;

6) Thence Westerly continuing on the proposed South right of way line of State Route 163, North 69 degrees 48 minutes 49 seconds West, 127.95 feet, to an iron pin set on the proposed South right of way line of State Route 163, said pin being 58.00 feet right of State Route 163 centerline of right of way station 386+82.00;

7) Thence Northwesterly continuing on the proposed South right of way line of State Route 163, North 64 degrees 55 minutes 04 seconds West, 61.41 feet, to an iron pin set on the proposed South right of way line of State Route 163, also being on the grantor's West property line, said pin being 50.76 feet right of State Route 163 centerline of right of way station 386+20.97;

8) Thence Northerly on the grantor's West property line, also being the East property line of Grazyna M. Lukuch deed of record 6.3448 acre parcel as recorded in Official Record 1125, Page 686 of the Ottawa County Recorder's Office, North 00 degrees 59 minutes 05 seconds West, 53.78 feet, passing a capped iron pin found at a distance of 12.71 feet, to a point on the existing centerline of right of way of State Route 163, said point also being described as the grantor's Northwest property corner, said point being State Route 163 centerline of right of way station 386+03.22;

9) Thence on the existing centerline of right of way of State Route 163, also being the grantor's North property line, in an Easterly direction on a curve to the right with a central angle of 00 degrees 14 minutes 43 seconds and a radius of 68094.55 feet, an arc distance of 291.52 feet, the chord of which bears South 71 degrees 36 minutes 09 seconds East for a distance of 291.52 feet, to a point on the existing centerline of right of way of State Route 163, said point also being described as the grantor's Northeast property corner, also being on the East line of said Lot 16, also being the West line of said Lot 15, said point being State Route 163 centerline of right of way station 388+94.74, also being 8.30 feet right of Englebeck Road centerline of right of way station 28+97.01;

10) Thence Southerly on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, also being the West property line of Gudrun Trolenberg Barnholt deed of record 41.65 acre parcel as recorded in Official Record 759, Page 421 of the Ottawa County Recorder's Office, South 00 degrees 59 minutes 05 seconds East, 192.01 feet, to the TRUE POINT OF BEGINNING and containing 0.6182 acres, of which 0.4235 acres is PRO (Present Road Occupied), leaving a net take of 0.1947 acres, more or less, subject to legal highways, an existing 40 foot Ohio Public Service Company Electric Easement as recorded in Deed Volume 141, Page 25 of the Ottawa County Recorder’s Office, an existing relocated 40 foot Ohio Public Service Company Electric Easement as recorded in Official Record 1524, Page 287 of the Ottawa County Recorder’s Office, an existing 15 foot Columbia Gas Easement as recorded in Deed Volume 333, Page 176 of the Ottawa County Recorder’s Office and other easements of record.

The above described area is contained within Ottawa County Auditor's Permanent Parcel Number 014-11718-15676-005.

Description based on a field survey conducted by Fishbeck between the months of June 2019 through July 2019, September 2019 and November 2021 under the direction and supervision of Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Bearings used herein are based on Ohio State Plane Coordinates, North Zone, referenced to NAD (83) (2011) and are for this project use only.

All iron pins set referenced herein are 3/4 inch diameter x 30 inch long iron bars with 2-1/2 inch aluminum cap stamped "ODOT R/W, P.S. 8453, FISHBECK". Iron pins to be set that will be disturbed during construction may be reset by the construction contractor's surveyor and the new cap shall include the words "RESET".

This description was prepared on December 06, 2021 by Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Also excepting therefrom the following described premises as conveyed by the Agreed Judgment Entry on Settlement recorded November 7, 2022 in/as OR Volume 1922, Page 891 of the Ottawa County Records:

PARCEL 10-WDV

Situated in the State of Ohio, County of Ottawa, Danbury Township, Firelands Section 2, Lot 16 and being part of a deed of record 1.9361 acre parcel of land conveyed to RU Dollar General OHPAME6, LLC as recorded in Official Record 1625, Page 359 of the Ottawa County Recorder's Office and being more particularly described as follows:

Being a parcel lying on the right side of the existing centerline of right of way of State Route 163 as part of the OTT-163-33.85 Centerline Plat made by Fishbeck for the Ohio Department of Transportation as recorded in Instrument Number 2021-313163 (Plat Book 73, Page 45) of the plat records of Ottawa County, Ohio and being located within the following described points in the boundary thereof;

Commencing at a 1/2 inch iron pin found within a monument box, said 1/2 inch iron pin found being the Southeast corner of said Lot 16, also being the Southwest corner of Firelands Section 2, Lot 15, also being on the centerline of right of way of Englebeck Road, said 1/2 inch iron pin found being station 15+14.17 of the centerline of right of way of Englebeck Road;

Thence Northerly on the East line of said Lot 16, also being the West line of said Lot 15, North 00 degrees 59 minutes 05 seconds West, 1125.39 feet, to a point on the East line of said Lot 16, also being the West line of said Lot 15, said point also being described as the grantor's Southeast property corner, said point being 6.75 feet right of Englebeck Road centerline of right of way station 26+39.54 and also being the TRUE POINT OF BEGINNING for the parcel of land herein described;

1) Thence Westerly on the grantor's South property line, also being the North property line of Stephen A. Boytim deed of record 3.7792 acre parcel as recorded in Official Record 1524, Page 284 of the Ottawa County Recorder's Office, South 88 degrees 37 minutes 53 seconds West, 61.75 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, also being on the grantor's South property line, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 26+39.49;

2) Thence Northerly on the proposed West right of way line of Englebeck Road, being a right of way line 55.00 feet Westerly of, as measured perpendicular to and parallel with, the existing centerline of right of way of Englebeck Road, North 01 degree 19 minutes 42 seconds West, 65.51 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 27+05.00;

3) Thence Easterly on a line perpendicular to the existing centerline of right of way of Englebeck Road, North 88 degrees 40 minutes 18 seconds East, 62.14 feet, to a point on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, said point being 7.14 feet right of Englebeck Road centerline of right of way station 27+05.00;

4) Thence Southerly on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, also being the West property line of Gudrun Trolenberg Barnholt deed of record 41.65 acre parcel as recorded in Official Record 759, Page 421 of the Ottawa County Recorder's Office, South 00 degrees 59 minutes 05 seconds East, 65.47 feet, to the TRUE POINT OF BEGINNING and containing 0.0931 acres, of which 0.0706 acres is PRO (Present Road Occupied), leaving a net take of 0.0225 acres, more or less, subject to legal highways, an existing relocated 40 foot Ohio Public Service Company Electric Easement as recorded in Official Record 1524, Page 287 of the Ottawa County Recorder’s Office and other easements of record.

The above described area is contained within Ottawa County Auditor's Permanent Parcel Number 014-11718-15676-005.

Description based on a field survey conducted by Fishbeck between the months of June 2019 through July 2019, September 2019 and November 2021 under the direction and supervision of Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Bearings used herein are based on Ohio State Plane Coordinates, North Zone, referenced to NAD (83) (2011) and are for this project use only.

All iron pins set referenced herein are 3/4 inch diameter x 30 inch long iron bars with 2-1/2 inch aluminum cap stamped "ODOT R/W, P.S. 8453, FISHBECK". Iron pins to be set that will be disturbed during construction may be reset by the construction contractor's surveyor and the new cap shall include the words "RESET".

This description was prepared on December 06, 2021 by Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Said parcel being conveyed contains 1.226 +/- acres after said exceptions.

Exhibit “B”

Allocations of Purchase Price

PROPERTY	PURCHASE PRICE
6919 N Service Road, Big Spring, Texas (“Big Spring Property”)	$993,847.60

6696 State Route 95, Mount Gilead, OH (“Mount Gilead Property”)	$992,496.20
409 US Route 2, East Wilton, ME (“Wilton Property”)	$1,414,275.90
1905 Hallowell Road, Litchfield ME (“Litchfield Property”)	$1,073,779.60
23 Wert Drive, Thompsontown, PA (“Thompsontown Property”)	$993,350.90
5405 Tiffin Avenue, Castalia, OH (“Castalia Property”)	$916,214.30
7970 E Harbor Road, Lakeside, OH (“Lakeside Property”)	$936,035.60

Exhibit “C”

Due Diligence Materials

•
The Leases and any amendments or modifications thereto
•
Any transferrable construction warranties
•
Existing building plans
•
Any environmental reports
•
Copies of all financial reports, rent rolls, tenant ledgers, and expense reports
•
Copies of any service contracts in place
•
Existing title insurance policies
•
Existing survey
•
Existing insurance policy(s)
•
Property Tax Bills from 2023 – 2025

Exhibit “D”

Form of Tenant Estoppel

[Insert Lender’s/and or Purchaser’s name and address]

______________________________

______________________________

______________________________

Demised Premises: DOLLAR GENERAL STORE #__________________

ADDRESS: _____________________________________

CITY/STATE/ZIP:________________________________

THIS IS TO CERTIFY THAT THE FOLLOWING IS TRUE AND CORRECT:

1.
That the undersigned is the tenant under that certain Lease dated (the "Lease") conveying a leasehold interest in the property described therein.

2.
That the Lease is in full force and effect and has not been modified (except as set forth following this sentence). _________________________________________________

3.
That the monthly base rent due under the Lease has not been paid more than thirty (30) days in advance.

4.
That, to Tenant's knowledge as of the date hereof, Landlord is not in default under the Lease (except as set forth following this sentence). ____________________________

IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of Tenant.

TENANT: ____________________________ By: _________________________________ Name: _______________________________ Title: ________________________________ Date: _______________________________

Exhibit “E”

Form of SNDA

After recording, please return to:

__________________________

Attn: ______________________

__________________________

__________________________

SUBORDINATION, ATTORNMENT AND

NON-DISTURBANCE AGREEMENT

This Subordination, Attornment and Non-Disturbance Agreement ("Agreement") made to be effective this ___ day of _______, 20___, by and between _____________________, __________________________ ("Tenant"), and _______________________, a __________________________, its successors and/or assigns as their interests may appear ("Mortgagee").

STATEMENT OF PURPOSE

1.
Mortgagee is the holder of a deed of trust, dated _______________ ("Mortgage") on the real estate described on Exhibit A attached hereto and incorporated herein by reference, which Mortgage is recorded in the Office of the _____________of _____________ County, _________________.

2.
Tenant and _______________________________ ("Landlord") have entered into that certain lease dated ________________ (the "Lease").

3.
Tenant and Mortgagee desire to confirm their understanding with respect to the lease and the Mortgage.

AGREEMENT

NOW, THEREFORE, in consideration of mutual covenants and agreements, together with $1.00 and other valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged by the parties, Mortgagee and Tenant hereby agree and covenant as follows:

1.
The Lease shall be subject and subordinate to the Mortgage and to all renewals, modifications or extensions thereof.

2.
Provided Tenant is not in material default (beyond any period given Tenant to cure such default) in the payment of rent or in the performance of any of its terms, covenants or conditions of the Lease to be performed by Tenant, (i) Tenant's rights and privileges under the Lease shall not be diminished or interfered with by Mortgagee; (ii) Tenant's occupancy of the Demised Premises shall not be disturbed by Mortgagee for any reason whatsoever during the Lease term; (iii) Mortgagee shall not in any manner disaffirm the Lease; and (iv) Tenant shall not be named a party to any foreclosure proceeding unless required by state law.

3.
If the interests of Landlord are transferred to Mortgagee by reason of foreclosure or other proceedings brought by Mortgagee and Mortgagee succeeds to the interest of Landlord under the Lease, Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the Lease Term with the same force and effect as if Mortgagee were Landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee succeeding to the interest of Landlord under the Lease. Tenant shall be under no obligation to pay rent to Mortgagee until Tenant

2

receives written notice from Mortgagee that it has succeeded to the interest of Landlord under the Lease. Tenant may rely on such written notice and begin paying rent to Mortgagee without taking further action and Tenant shall incur no liability to Landlord in the event Tenant relies in good faith on such written notice to begin rent payments to Mortgagee. The respective rights and obligations of Tenant and Mortgagee upon such attornment (including, but not limited to, the disposition of fire insurance proceeds and/or condemnation awards), to the extent of the then remaining balance of the Lease Term shall be and are the same as set forth in the Lease, it being the intention of the parties to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth herein.

4.
If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall assume Landlord's obligations under the Lease and be bound to Tenant under all terms, covenants and conditions of the Lease, and Tenant shall, from and after Mortgagee's succession to the interest of Landlord under the Lease, have the same remedies against Mortgagee for the breach of any provision contained in the Lease after the date of Mortgagee's succession to the interest of Landlord under the Lease that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord.

5.
All notices, consents and other communications pursuant to the provisions of this Agreement shall be given and deemed to have been properly served if delivered in writing (i) by certified mail, (ii) by a nationally recognized overnight courier providing signed proof of delivery or refusal thereof, or (iii) by facsimile; provided that a second copy of such notice is given by another method provided for herein on the date of the facsimile notice. Notices shall addressed as follows:

If to Mortgagee:	____________________________________
____________________________________
____________________________________
____________________________________
Attn: ________________________________
Email:_______________________________

With a copy to:	____________________________________
____________________________________
Attn: ________________________________
Email:_______________________________

If to Tenant:	____________________________________
____________________________________
____________________________________
Attn: ________________________________
_____________________________________

With a copy to:	____________________________________
____________________________________
____________________________________
____________________________________
____________________________________
____________________________________

Date of service of a notice served by mail shall be the date which is three (3) days after the date on which such notice is deposited in a post office of the United States Post Office Department, certified mail, return receipt requested. Date of service by any other method shall be the date of receipt. Each party may designate

3

a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective. Final execution and delivery of this Agreement is in the State of _________________ and shall be construed in accordance with the laws of the state where the Demised Premises are located, notwithstanding its conflict of laws provisions.

6.
The Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect, to the Mortgage and to any and all renewals, modifications and extensions, but any and all such renewals, modifications and extensions shall nevertheless be subject to and entitled to the benefits of the terms of this Agreement.

7.
This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by both parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

8.
Capitalized terms not defined herein shall have the definitions given them in the Lease.

9.
Tenant hereby executes and agrees to the provisions of this Subordination, Attornment and Non-Disturbance Agreement as of the date hereof, which approval shall be null and void if a fully executed and recorded original of this agreement shall not be received by Tenant no later than thirty (30) days from the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunder caused this Agreement to be duly executed on the dates shown hereinafter below.

DATE: ____________________ WITNESS: Name: ________________________ Address: ______________________ ______________________________	TENANT: By: ________________________________ Name: ______________________________ Title: ________________________________

DATE: ____________________ WITNESS: Name: ________________________ Address: ______________________ ______________________________	MORTGAGEE: By: ________________________________ Name: ______________________________ Title: ________________________________

4

STATE OF _____________ )

) SS

COUNTY OF __________________)

Before me, the undersigned Notary Public of the State and County aforesaid, personally appeared __________________, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence and who, upon oath, acknowledged himself to be the __________________________ of________________________________________ a, _____________________________and that he as ___________________________, being authorized to do so, executed the Subordination, Attornment and Non-Disturbance Agreement for the purpose therein contained, by signing the name of the corporation by himself as such Vice President Lease Administration as his own free act and deed.

Witness my hand, at office this ___ day of ______, 20___.

________________________________________________

Notary Public

My commission: ___________________________________

STATE OF ____________________)

) SS

COUNTY OF __________________)

I, the undersigned authority, a Notary Public in and for said State and County, hereby certify that ________________________, whose name as of __________________, _______________________is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the above and foregoing instrument, he as such officer and with full authority, executed the same voluntarily for and as the act of said _________________________________________.

Given under my hand and seal this ____ day of ________, 20___.

5

Schedule 1

Form of Assignment and Assumption of Lease

and Security Deposit

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSIT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT (“Assignment”) is made and entered into as of the _____ day of __________, 20__, by and between ________________, a _______________ (“Assignor”), and ________________________, a ________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as _________________________ located in ____________, ______________ County, ______________, and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain Lease for Real Property with __________________________, dated _________________________, as amended and assigned from time to time (collectively, the "Lease"), affecting the Property, together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said lease and the security deposits.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as landlord in and to the Lease and all of the rights, benefits and privileges of the landlord thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits and rentals thereunder.

2. Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

3. Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of (a) any obligation or liability of the landlord or lessor under the Lease which was to be performed or which became due during the period in which Assignor owned the Property, and (b) any obligation or liability of landlord under the Lease arising after the date hereof relating to acts or omissions occurring prior to the date hereof during the period Assignor owned the Property.

4. Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

6

5. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

6. A facsimile, electronic, or portable document format (pdf) copy of this Assignment and any signatures hereon (including, without limitation, any signatures via DocuSign, Adobe Sign or other similar electronic signature service) shall be considered for all purposes as an original.

7. This Assignment shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

________________________, a ____________________

By:

Name:

Its:

ASSIGNEE:

_________________________, a ___________________

By:

Name:

Title:

7

Exhibit A – Legal Description

[Applicable Legal Description to be Attached]

9

Schedule 2

Form of General Assignment

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made as of the _____ day of ____________ 20___, by _____________________________ (“Seller”) to _____________________________ (“Purchaser”).

WHEREAS, of even date herewith, Seller has conveyed to Purchaser the real property described in Exhibit A attached hereto (the “Property”); and

WHEREAS, Seller and Purchaser intend that Seller also convey to Purchaser, without warranty or representation of any kind, including without limitation, any warranty, representation and/or covenant with respect to Seller’s ownership or right to assign, all of the additional rights and interests described below (collectively, the “Additional Rights”).

NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, hereby agrees as follows:

All capitalized terms not otherwise defined in this Assignment shall have the same meanings as set forth in the Purchase and Sale Agreement by and between Seller and Purchaser effective as of __________________.

Seller hereby transfers, conveys, assigns, quitclaims, and releases to Purchaser, at no cost to Seller, all of Seller’s right, title, and interest, if any, in and to the following, only to the extent they are assignable and only as they relate to the Property, without warranty or representation as to the ownership, effectiveness, validity or enforceability thereof:

all warranties and agreements from all contractors, subcontractors, vendors, or suppliers regarding the performance, quality of workmanship or quality of materials supplied in connection with the construction, manufacture, development, installation, repair or maintenance of the building and other improvements on the Property or any component thereof;

all certificates, licenses, permits, authorizations, consents and approvals from governmental authorities with respect to (1) the design development, construction and installation of any improvements on the Property, (2) any water usage permits applicable to the Property, and (3) the use, operation and occupancy of the Property, including, without limitation, certificates of occupancy for the commercial building located on the Property. If applicable, Purchaser shall be responsible for notifying the applicable water management district (“WMD”) of the conveyance of the Property to Purchaser within thirty (30) days after Closing and for filing and processing with the WMD any and all applications required by the WMD in order to effectuate the transfer of any water use permit(s) to Purchaser, and that Purchaser will indemnify and hold harmless Seller from and against any and all loss, damage, fines, liability, costs and expenses (including, but not limited to, attorneys’ fees) and other sums that Seller may pay or may become obligated to pay on account of any demand, claim, liability or action in law or equity, relating to, arising from any actions or omissions of Purchaser, its agents or employees, resulting from Purchaser’s failure to timely process any water use permit transfer and the use of such permit by Purchaser after the Closing Date; and

all development rights, allocations of development density or other similar rights allocated to or attributable to the Property or the improvements located thereon whether arising under or pursuant to governmental requirements, administrative or formal action by governmental authorities, or agreement with governmental authorities or third parties.

10

To have and to hold the Additional Rights unto Purchaser, its successors and assigns forever.

THE ADDITIONAL RIGHTS ARE HEREBY CONVEYED TO PURCHASER IN AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” CONDITION AND SELLER DOES NOT WARRANT, AND HEREBY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF TRANSFER, QUALITY, FITNESS AND MERCHANTABILITY RELATING TO ANY OF THE ADDITIONAL RIGHTS, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE ADDITIONAL RIGHTS OR THE FITNESS OF ANY OF THE ADDITIONAL RIGHTS CONVEYED HEREBY FOR A PARTICULAR USE OR PURPOSE OR FOR PURCHASER’S INTENDED USE OR PURPOSE.

Further, Seller makes no representation or warranty with respect to the conveyance of any of the items assigned hereby, nor shall Seller be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned or conveyed hereunder. The Additional Rights conveyed hereby from Seller to Purchaser shall be without recourse to Seller.

A facsimile, electronic, or portable document format (pdf) copy of this Assignment and any signatures hereon (including, without limitation, any signatures via DocuSign, Adobe Sign or other similar electronic signature service) shall be considered for all purposes as an original.

This Assignment shall be governed by and construed in accordance with the laws of the State of Florida.

(Signatures on Following Page)

11

(Signature Page to General Assignment)

SELLER:

By:

PURCHASER:

By:

12

EXHIBIT A

LEGAL DESCRIPTION

[Applicable Legal Description to be Attached]

13

Schedule 3

Schedule of Leases

(1)
Wilton Property
a.
Lease Agreement dated May 13, 2014, as affected by that certain Assignment of Lease dated November 6, 2014, as affected by that certain Assignment of Lease dated November 4, 2016.

(2)
Litchfield Property
a.
Lease Agreement dated May 30, 2014, as affected by that certain Assignment of Lease dated February 23, 2015.

(3)
Castalia Property
a.
Lease Agreement dated May 30, 2014, as affected by that certain Assignment of Lease dated September 29, 2014, as affected by that certain Assignment of Lease dated November 4, 2016, and as amended by that certain Lease Modification Agreement #1 dated January 21, 2021.

(4)
Lakeside Property
a.
Lease Agreement dated May 13, 2014, as affected by that certain Assignment of Lease dated September 4, 2014, as amended by that certain Lease Modification Agreement #1 dated November 25, 2014, and as amended by that certain Lease Modification Agreement #2 dated January 21, 2021.

(5)
Mount Gilead Property
a.
Lease Agreement dated July 15, 2014, as affected by that certain Assignment of Lease dated January 14, 2015.

(6)
Thompsontown Property
a.
Lease Agreement dated July 21, 2014, as affected by that certain Assignment of Lease dated March 2, 2015.

(7)
Big Spring Property
a.
Lease Agreement dated July 2, 2014, as affected by that certain Assignment of Lease dated August 29, 2014, as affected by that certain Assignment and Assumption of Landlord’s Interest in Dollar General Lease dated March 16, 2017.

14

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made and entered effective as of July 22, 2026 (the “Amendment Effective Date”), by and between GIPTX 6919 North Service Road, LLC, a Delaware limited liability company; GIPOH 6696 State Route 95, LLC, a Delaware limited liability company; GIPME 409 US Route 2, LLC, a Delaware limited liability company; GIPME 1905 Hallowell Road, LLC, a Delaware limited liability company; GIPPA 23 Wert Drive, LLC, a Delaware limited liability company; GIPOH 5405 Tiffin Avenue, LLC, a Delaware limited liability company; and, GIPOH 7970 E Harbor Road, LLC, a Delaware limited liability company (individually and collectively, “Seller”), and HABG Texas LLC, a Texas limited liability company (the “Purchaser”).

RECITALS

A.
WHEREAS, Seller and Purchaser previously entered into that certain Purchase and Sale Agreement having an Effective Date of June 19, 2026 (the “Agreement”), regarding certain real property located in Maine, Ohio, Pennsylvania, and Texas, and more particularly described in the Agreement.

B.
WHEREAS, Seller and Purchaser desire to amend certain provisions of the Agreement in the manner provided for in this First Amendment.

C.
WHEREAS, all capitalized terms used in this First Amendment shall have the same meanings ascribed to them in the Agreement, unless otherwise indicated herein to the contrary.

NOW, THEREFORE, for good and valuable consideration and the mutual covenants, terms, and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.
Recitals. The recitals set forth above are incorporated herein as if restated in their entirety.

2.
Ratification. The Agreement is hereby ratified as of the date hereof and declared in full force and effect as of such date, as modified and amended hereby. From and after the Amendment Effective Date, all references to the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

3.
Purchase Price. The Purchase Price for the Property shall be the sum of Six Million Two Hundred Forty Six Thousand Two Hundred Twenty and 50/100 Dollars ($6,246,220.50).

4.
Deletion of References. Each and every reference in the Agreement to GIPME 1905 Hallowell Road, LLC, a Delaware limited liability company and the Litchfield Property is hereby deleted in its entirety, and all such references shall be of no further force or effect as of the Amendment Effective Date.

5.
Replacement of Exhibits and Schedule. Exhibit A, Exhibit B, and Schedule 3 to the Agreement are hereby deleted in their entirety and replaced with Exhibit A, Exhibit B, and Schedule 3, respectively, attached hereto and incorporated herein by this reference. From and after the Amendment Effective Date, all references in the Agreement to Exhibit A, Exhibit B, and Schedule 3 shall mean the Exhibit A, Exhibit B, and Schedule 3 attached to this First Amendment.

6.
Financing Period. The definition of “Financing Period” in Section 2.3 is hereby amended to read: “by July 31, 2026.”

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7.
Closing Date. The definition of “Closing Date” in Section 10 is hereby amended to read: “on or before August 5, 2026.”

8.
Waiver of Due Diligence Period; Approval to Proceed. As of the Amendment Effective Date, Purchaser hereby waives the remainder of the Due Diligence Period and its right to terminate the Agreement pursuant to Sections 4 and 8. Further, pursuant to Section 8.4, this First Amendment shall constitute Purchaser's written approval that it will proceed with the purchase of the Property.
9.
Earnest Money. Except as expressly provided in this Section with respect to the Finance Contingency, the Earnest Money shall be non-refundable to Purchaser and shall be applied to the Purchase Price at Closing. Notwithstanding the foregoing, the third sentence in Section 2.3 is hereby amended to read: in the event Purchaser, despite using commercially reasonable efforts, fails to obtain the Loan and provides Seller with reasonable documentation of such failure before the expiration of the Financing Period, then Purchaser shall have the right, at its election, to either: (i) terminate this Agreement by delivering written notice thereof to Seller, in which case the Earnest Money shall be promptly refunded to Purchaser and, except for those obligations that expressly survive termination, neither party shall have any further liability to the other under this Agreement; or (ii) proceed to Closing in accordance with the terms of this Agreement. If Purchaser fails to deliver such written notice of termination to Seller before the expiration of the Financing Period, Purchaser shall be deemed to have elected to proceed to Closing under clause (ii), the Finance Contingency shall be deemed waived, and the Earnest Money shall thereafter be non-refundable.
10.
No Default. Seller and Purchaser hereby affirm that as of the Amendment Effective Date no breach, default, event of default, or other act, error, or omission which, with the giving of notice or passage of time or both, would constitute a breach, default, or event of default by either party has occurred and is continuing under the Agreement.
11.
No Further Amendments. In the event of any inconsistencies between the terms and provisions of this First Amendment and the terms and provisions of the Agreement, the terms and provisions of this First Amendment shall control.

12.
Entire Agreement. This First Amendment contains the entire understanding between the parties with respect to the matters being amended as contained herein.

13.
Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument. In addition, properly executed, authorized signatures may be transmitted via facsimile, email in portable document format (.pdf), or other electronic transmission intended to preserve the original graphic appearance of a document, and upon receipt shall constitute an original signature.

[signature pages follow]

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IN WITNESS WHEREOF, Seller and Purchaser have entered into this First Amendment to Purchase and Sale Agreement as of the Amendment Effective Date.

PURCHASER:

HABG Texas LLC,

a Texas limited liability company

By: Gangula BA LLC, a Texas limited liability company

Its: Manager

By: /s/ Bharath Gangula

 Bharath Gangula, Managing Member

By: HVRR Services LLC, a Texas limited liability company

Its: Manager

By: /s/ Homarjun Agrahari

 Homarjun Agrahari, Managing Member

Execution Date: July 23, 2026

[seller signature pages follow]

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SELLER: GIPTX 6919 North Service Road, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: July 23, 2026
GIPOH 6696 State Route 95, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: July 23, 2026
GIPME 409 US Route 2, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: July 23, 2026
GIPME 1905 Hallowell Road, LLC, a Delaware limited liability company
[seller signature page follows]	By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: July 23, 2026

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GIPPA 23 Wert Drive, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: July 23, 2026
GIPOH 5405 Tiffin Avenue, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: July 23, 2026
GIPOH 7970 E Harbor Road, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: July 23, 2026

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Exhibit “A”

Legal Description of the Property

6919 N Service Road, Big Spring, Texas (“Big Spring Property”):

All that certain lot, tract or parcel of land, part of Section 43, Block 31, Township 1 North of the T & P RR Co. Survey, Howard County, Texas, being all that certain called 2.38 acres described in a deed from Susan Gaston to Willis Floyd Gillette, Jr. on May 14, 2004 recorded in Volume 933, Page 130 of the Official Records, Howard County, Texas, being part of that certain tract described in a deed to Charles Robinson, recorded in Volume 90, Page 266 of the Deed Records, Howard County, Texas and being more completely described as follows, to-wit:

BEGINNING at a 5/8" iron rod (found) for the Southeast corner of the above mentioned 2.38 acre tract, the East line of the above mentioned Robinson tract, in the East line of the above mentioned Section 43, the West line of Section 44, Block 31, Township 1 North of the T & P RR Co. Survey, at the intersection of the North right of way line of Frontage Road and the centerline of North Moss Lake Road (County Road No. 37);

THENCE South 66 deg. 20 min. 28 sec. West with the North right of way line of Frontage Road, the South line of the 2.38 acre tract, at 30.16 ft. pass a 5/8" iron rod (found) for reference and continue a total distance of 291.51 ft. to a 5/8" iron rod (found) for the Southwest corner of same;

THENCE North 13 deg. 07 min. 23 sec. West with the West line of the 2.38 acre tract, a distance of 388.61 ft. to a 5/8" iron rod (found) for the Northwest corner of same;

THENCE North 76 deg. 50 min. 22 sec. East with the North line of the 2.38 acre tract, at 78.15 ft. pass a fence corner post for the Southwest corner of the Irene Hinojosa 1.0 acre tract described in County Clerk's File No. 2011-00000202, at 178.50 ft. pass a 5/8" iron rod (found) for reference and continue a total distance of 286.56 ft. to a 60d nail (found) for the Southeast corner of same, the Northeast corner of the 2.38 acre tract, in the East line of the Robinson tract, the East line of Section 43, the West line of Section 44, in the centerline of North Moss Lake Road;

THENCE South 13 deg. 07 min. 43 sec. East with the East line of the 2.38 acre tract and the Robinson tract, the East line of Section 43, the West line of Section 44, the centerline of North Moss Lake Road a distance of 335.50 ft. to the place of beginning, containing 2.382 acres of land.

6696 State Route 95, Mount Gilead, OH (“Mount Gilead Property”):

Situated in the Township of Chester, County of Morrow and State of Ohio:

Situated in Lot Number Eight (#8), Quarter 2, Township 7 North, Range 15 West, and being parts of a 1.3055 acre parcel and a 2.4162 acre parcel as conveyed to Arnold R. Beverly, Trustee in Official Record 753, Page 745, and part of a 1.5325 acre parcel conveyed to Arnold R. Beverly, Trustee in Official Record 717, Page 531, and being more particularly described as follows:

Commencing from a found railroad spike at the intersection of County Road 23 and Chester Avenue (Township Road 261);

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Thence along the centerline of County Road 23 North 85 degrees 07 minutes 34 seconds West, a distance of 305.55 feet to the Southeast corner of said 2.4162 acre parcel and the point of beginning, referenced by a set 5/8 inch iron pin on the East line of said 2.4162 acre parcel that bears North 17 degrees 23 minutes 24 seconds East, a distance of 30.73 feet;

Thence from the point of beginning, continuing along the centerline of County Road 23 and the South line of said 2.4162 acre parcel, North 85 degrees 07 minutes 34 seconds West, a distance of 289.95 feet to a point;

Thence leaving the centerline of County Road 23 and the South line of said 2.4162 acre parcel along a new division line through said 2.4162 acre parcel, said 1.5325 acre parcel, and said 1.3055 acre parcel, North 33 degrees 58 minutes 33 seconds East, a distance of 566.48 feet to a point in the North line of said 1.3055 acre parcel, passing a set 5/8 inch iron pin with cap at 34.33 feet in the Northerly right-of way of County Road 23, and passing the North line of said 2.4162 acre parcel and the South line of said 1.5325 acre parcel at 253.97 feet, and passing the East line of said 1.5325 acre parcel and the West line of said 1.3055 acre parcel at 322.78 feet, and passing a set 5/8 inch iron pin with cap at 513.93 feet in the Southerly right-of-way of State Route 95;

Thence along the North line of said 1.3055 acre parcel South 55 degrees 28 minutes 06 seconds East, a distance of 127.00 feet to a point at the Northeast corner of said 1.3055 acres;

Thence leaving the North line of said 1.3055 acre parcel, and along the East line of said 1.3055 acre parcel and said 2.4162 acre parcel South 17 degrees 23 minutes 24 seconds West, a distance of 442.65 feet to the point of beginning, passing a found iron pin at 37.40 feet, and passing the Southerly right-of way of State Route 95 at 44.64 feet, and passing a found iron pin at the Southeast corner of said 1.3055 acre parcel and the Northeast corner of said 2.4162 acre parcel at 270.63 feet, and passing a set 5/8 inch iron pin with cap at 411.92 feet in the Northerly right-of-way of County Road 23;

Containing 2.2640 acres more or less, of which 0.3427 acres more or less lies in the right-of-way of County Road 23 and State Route 95, leaving 1.9213 acres net more or less, and more particularly includes 0.0150 acres more or less from said 1.5325 acre parcel, 1.0946 acres more or less from said 1.3055 acre parcel, and 1.1544 acres more or less from said 2.4162 acre parcel.

Subject to all existing easements and right-of-ways of record;

The remainder of said 1.3055 acre parcel is a non-buildable lot and can only be transferred to an adjoining land owner.

This description is based on an actual field survey performed by or under the direct supervision of Thomas P. Baumann, PS, Registered Surveyor S-7450 in June 2014.

Bearings based on the Ohio North Zone (#3401) State Plane Coordinate System (NAD 83, 2011).

Deed Reference: Official Record 753, Page 745, and Official Record 717, Page 531

Prepared by: Baumann Land Survey, Inc. Thomas P. Baumann, PS, Ohio Surveyor #S-7450.

Together with a Restriction and Easement Agreement recorded in Volume 834, Page 910, Morrow County, Ohio Records.

409 US Route 2, East Wilton, ME (“Wilton Property”):

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A certain lot or parcel of land together with any improvements thereon located on the easterly side of Route 2 and Route 4 and the northwesterly side of Munson Road, in the Town of Wilton, County of Franklin, State of Maine, being more particularly bounded an described as follows:

Beginning at a point on the easterly right of-way line of Route 2 and Route 4 at the northwesterly corner of land now or formerly of Yvonne Graves as described in Deed Book 2261, Page 144, Franklin County Registry of Deeds (FCRD), Said point being N 84° 25' 26" W 0.86' from a 1/4" iron pipe;

Thence, N 05° 37’ 40" E along the easterly right-of way line of said Route 2 and Route 4 300.91' to the southwesterly corner of land now or formerly of William E. Baxter and Deborah A. Baxter as described in Deed Book 1660, Page 64. Said corner being N 86° 58' 10" W 0.79' from a 3/4" iron pipe;

Thence, S 86° 58' 09" E along the southerly line of said Baxter 332.94' to #5 rebar with cap stamped "NCS, Inc. PLS 2080" on the southwesterly line of land now or formerly of Guy A. Collins and Roberta 1. Collins as described in Deed Book 827, Page 64;

Thence, S 19° 38' 54" E along the southwesterly line of said Collins 225.84' to an iron fence post on the northwesterly right-of-way line of Munson Road;

Thence, on a non-tangent curve to the left along the northwesterly right-of-way line of said Munson Road an arc length of 246.98' to a point. Said curve having a radius of 1460.00' and a chord of S 51° 05' 30" W 246.69’;

Thence, S 46° 14' 43" W along the northwesterly right-of-way line of said Munson Road 100.00" to a #5 rebar with cap stamped "NCS, Inc. PLS 2080" at the easterly corner of said Graves;

Thence, N 15° 30' 44" W along the northeasterly line of said Graves 147.18 to a #5 rebar with cap stamped "NCS, Inc., PLS 2080”;

Thence, N 84° 25' 26" W along the northerly line of said graves 135.00' to the point of beginning.

23 Wert Drive, Thompsontown, PA (“Thompsontown Property”):

ALL THAT CERTAIN parcel or tract of land situate on the south side of Old Route 22 (S.R. 3002) in Delaware Township, Juniata County, Pennsylvania, shown as "Proposed Lot" on an "ALTA/ACSM Land Title Survey for GBT Realty" prepared by Steckbeck Engineering & Surveying, Inc. dated July 9, 2014 and subsequently revised, approved by the Delaware Township Board of Supervisors on February 19, 2015, and recorded. February 20, 2015 as Juniata County Instrument No. 201500600, being more particularly bounded and described as follows, to wit:

COMMENCING at a point on the southern right-of-way line of Old Route 22 (S.R. 3002), said point also on the common property line between lands of David L. Robinson & Shannon J. Robinson and lands of John O. Frymoyer & Norma M. Frymoyer; thence going along said right-of-way line and through said lands of Frymoyer, North 69 degrees 21 minutes 58 seconds East a distance of 109.70' to the point of beginning;

thence going along said southern right-of-way line of Old Route 22 (S.R. 3002), North 69 degrees 21 minutes 58 seconds East a distance of 337.88' to a point; thence going through residual lands of Frymoyer the six (6) following courses and distances: (1) South 20°38'02" East a distance of 245.98' to a point; (2) South 70°40'26"

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West a distance of 250.00' to a point; (3) North 24°02'30" West a distance of 114.32' to a point; (4) South 65°57'30" West a distance of 50.00' to a point; (5) North 24°02'30" West a distance of 105.81' to a point; (6) with a curve turning to the left with an arc length of 37.78', with a radius of 25.00', with a chord bearing of North 67°20'04" West, with a chord length of 34.29' to the point of beginning.

CONTAINING in area: 1.58 acres.

BEING PARCEL NO. 02-02-102

BEING the same premises which Rich Uncles NNN Operating Partnership, L.P., a Delaware limited partnership, by Deed dated March 16, 2017 and recorded March 23, 2017 in Juniata County at Instrument No. 201700981, granted and conveyed unto RU Dollar General OHPAME6, LLC, a California limited liability company, in fee.

5405 Tiffin Avenue, Castalia, OH (“Castalia Property”):

Situated in the Township of Margaretta, County of Erie, State of Ohio, and being a part of Original Lot 26, Section 2, also known as being a portion of a parcel of land conveyed to Cardinal Property Holdings, Ltd, as recorded in RN 201407070, of said County's Records, and being further bounded and described as follows:

Commencing at a Mag Nail set at the centerline intersection of Maple Ave. and Sandusky-Clyde Rd. (S.R. 101, 60 feet wide), thence along the centerline of said Sandusky-Clyde Rd., S 88° 08 36" E for a distance of 1651.85 feet to a point, said point being the TRUE POINT OF BEGINNING of the parcel of land hereinafter described, thence clockwise along the following four (4) courses and distances:

1. N 1° 51' 24" E for a distance of 360.00 feet to a 5/8 inch rebar with cap "GPD" set, passing over a 5/8 inch rebar with cap "GPD" set on the north right of way line of said Sandusky-Clyde Rd. at 30.00 feet;

2. S 88°08' 36" E for a distance of 241.19 feet to a 5/8 inch rebar with cap "GPD" set: on the west line of a parcel of land conveyed to Howard J. Longnecker and Learta Longnecker as recorded in Volume 534, Page 281;

3. Thence along said west line, S 1° 33' 32" B for a distance of 360.64 feet to a point in the centerline of said Sandusky-Clyde Rd., passing over a capped pin "Hancock & Associates" found on said north right of way line at 330.59 feet;

4. Thence along said centerline, N 88° 08' 36" W for a distance of 262.68 feet to the True Point of Beginning and containing 2.0821 acres (90,697 sq.ft.) of land, more or less, and subject to all easements, restrictions and covenants of record as surveyed under the supervision of James E. Karing, P.S. Number 7539, for Glaus, Pyle, Schomer, Burns & DeHaven, Inc., dba GPI Group, in August of 2014.

Basis of Bearing is State Plane Grid North, NAD 83 (2011), Geoid 12A, Ohio North Zone.

7970 E Harbor Road, Lakeside, OH (“Lakeside Property”):

Real property in the City of Lakeside Marblehead, County of Ottawa, State of Ohio, described as follows:

Situated in the Township of Danbury, County of Ottawa, State of Ohio, and being a part of the Section 2, Lot 16, Firelands, also known as being a portion of a parcel of land conveyed to Stephen A. Boytim as recorded in Volume 395, Page 542, of said County's Records, and being further bounded and described as follows:

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Commencing at a 5/8 inch rebar found at the Southeast corner of said Lot 16 and on the centerline of Englebeck Rd. (T.R. 138, 60 feet wide);

Thence along the East line of said Lot 16 and said centerline, N 0º 59' 29" W for a distance of 1125.41 feet to a point, said point also being the True Point of Beginning of the parcel of land hereinafter described;

Thence clockwise along the following four (4) courses and distances:

1. S 88º 37' 29" W for a distance of 275.01 feet to a 5/8 inch rebar with cap "GPD" set on the East line of a parcel of land conveyed to Edward D. Lukuch and Grazyna M. Lukuch as recorded in Volume 415, Page 296, passing over a 5/8 inch rebar with cap "GPD" set on the West right of way line of said Englebeck Rd. at 40.00 feet;

2. Thence along the East line of said Edward D. Lukuch and Grazyna M. Lukuch, N 0º 59' 29" W for a distance of 355.25 feet to a point on the centerline of E. Harbor Rd. (S.R. 163, variable width), passing over a capped rebar "HARTUNG 5667" found on the South right of way line of said E. Harbor Rd. at 315.00 feet;

3. Thence along said centerline, S 71º 52' 29" E for a distance of 291.05 feet to the intersection of said E. Harbor Rd. and said Englebeck Rd., said intersection also being on the East line of said Lot 16;

4. Thence along the centerline of said Englebeck Rd. and the East line of said Lot 16, S 0º 59' 29" E for a distance of 258.09 feet to the True Point of Beginning and containing 1.9361 acres (84,335 sq. ft.) of land, more or less; of which 0.4525 acres lies within the present road right of way, and subject to all easements, restrictions and covenants of record as surveyed under the supervision of James E. Karing, P.S. Number 7539, for Glaus, Pyle, Schomer, Burns & DeHaven, Inc., dba GPD Group, in August of 2014.

Basis of Bearing is State Plane Grid North, NAD 83 (2011), Geoid 12A, Ohio North Zone, Tied by GPS to the ODOT VRS System.

Excepting therefrom the following described premises as conveyed by the Agreed Judgment Entry on Settlement recorded November 7, 2022 in/as OR Volume 1922, Page 891 of the Ottawa County Records:

PARCEL 10-WD

Situated in the State of Ohio, County of Ottawa, Danbury Township, Firelands Section 2, Lot 16 and being part of a deed of record 1.9361 acre parcel of land conveyed to RU Dollar General OHPAME6, LLC as recorded in Official Record 1625, Page 359 of the Ottawa County Recorder's Office and being more particularly described as follows:

Being a parcel lying on the right side of the existing centerline of right of way of State Route 163 as part of the OTT-163-33.85 Centerline Plat made by Fishbeck for the Ohio Department of Transportation as recorded in Instrument Number 2021-313163 (Plat Book 73, Page 45) of the plat records of Ottawa County, Ohio and being located within the following described points in the boundary thereof;

Commencing at a 1/2 inch iron pin found within a monument box, said 1/2 inch iron pin found being the Southeast corner of said Lot 16, also being the Southwest corner of Firelands Section 2, Lot 15, also being on the centerline of right of way of Englebeck Road, said 1/2 inch iron pin found being station 15+14.17 of the centerline of right of way of Englebeck Road;

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Thence Northerly on the East line of said Lot 16, also being the West line of said Lot 15, North 00 degrees 59 minutes 05 seconds West, 1190.85 feet, to a point on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, said point being 7.14 feet right of Englebeck Road centerline of right of way station 27+05.00 and also being the TRUE POINT OF BEGINNING for the parcel of land herein described:

1) Thence Westerly on a line perpendicular to the existing centerline of right of way of Englebeck Road, South 88 degrees 40 minutes 18 seconds West, 62.14 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 27+05.00;

2) Thence Northerly on the proposed West right of way line of Englebeck Road, being a right of way line 55.00 feet Westerly of as measured perpendicular to and parallel with, the existing centerline of right of way of Englebeck Read, North 01 degree 19 minutes 42 seconds West, 25.00 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 27+30.00;

3) Thence Northerly continuing on the proposed West right of way line of Englebeck Road, North 04 degrees 22 minutes 53 seconds West, 75.11 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 59.00 feet left of Englebeck Road centerline of right of way station 28+05.00;

4) Thence Northerly continuing on the proposed West right of way line of Englebeck Road, North 19 degrees 17 minutes 51 seconds West, 38.90 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, also being on the proposed South right of way line of State Route 163, said pin being 71.00 feet left of Englebeck Road centerline of right of way station 28+42.00, also being 78.64 feet right of State Route 163 centerline of right of way station 388+38.77;

5) Thence Northwesterly on the proposed South right of way line of State Route 163, North 41 degrees 28 minutes 07 seconds West, 33.21 feet, to an iron pin set on the proposed South right of way line of State Route 163, said pin being 62.00 feet right of State Route 163 centerline of right of way station 388+10.00;

6) Thence Westerly continuing on the proposed South right of way line of State Route 163, North 69 degrees 48 minutes 49 seconds West, 127.95 feet, to an iron pin set on the proposed South right of way line of State Route 163, said pin being 58.00 feet right of State Route 163 centerline of right of way station 386+82.00;

7) Thence Northwesterly continuing on the proposed South right of way line of State Route 163, North 64 degrees 55 minutes 04 seconds West, 61.41 feet, to an iron pin set on the proposed South right of way line of State Route 163, also being on the grantor's West property line, said pin being 50.76 feet right of State Route 163 centerline of right of way station 386+20.97;

8) Thence Northerly on the grantor's West property line, also being the East property line of Grazyna M. Lukuch deed of record 6.3448 acre parcel as recorded in Official Record 1125, Page 686 of the Ottawa County Recorder's Office, North 00 degrees 59 minutes 05 seconds West, 53.78 feet, passing a capped iron pin found at a distance of 12.71 feet, to a point on the existing centerline of right of way of State Route 163, said point also being described as the grantor's Northwest property corner, said point being State Route 163 centerline of right of way station 386+03.22;

9) Thence on the existing centerline of right of way of State Route 163, also being the grantor's North property line, in an Easterly direction on a curve to the right with a central angle of 00 degrees 14 minutes 43 seconds and a radius of 68094.55 feet, an arc distance of 291.52 feet, the chord of which bears South 71 degrees 36 minutes 09 seconds East for a distance of 291.52 feet, to a point on the existing centerline of right of way of State Route 163, said point also being described as the grantor's Northeast property corner, also being on the

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East line of said Lot 16, also being the West line of said Lot 15, said point being State Route 163 centerline of right of way station 388+94.74, also being 8.30 feet right of Englebeck Road centerline of right of way station 28+97.01;

10) Thence Southerly on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, also being the West property line of Gudrun Trolenberg Barnholt deed of record 41.65 acre parcel as recorded in Official Record 759, Page 421 of the Ottawa County Recorder's Office, South 00 degrees 59 minutes 05 seconds East, 192.01 feet, to the TRUE POINT OF BEGINNING and containing 0.6182 acres, of which 0.4235 acres is PRO (Present Road Occupied), leaving a net take of 0.1947 acres, more or less, subject to legal highways, an existing 40 foot Ohio Public Service Company Electric Easement as recorded in Deed Volume 141, Page 25 of the Ottawa County Recorder’s Office, an existing relocated 40 foot Ohio Public Service Company Electric Easement as recorded in Official Record 1524, Page 287 of the Ottawa County Recorder’s Office, an existing 15 foot Columbia Gas Easement as recorded in Deed Volume 333, Page 176 of the Ottawa County Recorder’s Office and other easements of record.

The above described area is contained within Ottawa County Auditor's Permanent Parcel Number 014-11718-15676-005.

Description based on a field survey conducted by Fishbeck between the months of June 2019 through July 2019, September 2019 and November 2021 under the direction and supervision of Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Bearings used herein are based on Ohio State Plane Coordinates, North Zone, referenced to NAD (83) (2011) and are for this project use only.

All iron pins set referenced herein are 3/4 inch diameter x 30 inch long iron bars with 2-1/2 inch aluminum cap stamped "ODOT R/W, P.S. 8453, FISHBECK". Iron pins to be set that will be disturbed during construction may be reset by the construction contractor's surveyor and the new cap shall include the words "RESET".

This description was prepared on December 06, 2021 by Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Also excepting therefrom the following described premises as conveyed by the Agreed Judgment Entry on Settlement recorded November 7, 2022 in/as OR Volume 1922, Page 891 of the Ottawa County Records:

PARCEL 10-WDV

Situated in the State of Ohio, County of Ottawa, Danbury Township, Firelands Section 2, Lot 16 and being part of a deed of record 1.9361 acre parcel of land conveyed to RU Dollar General OHPAME6, LLC as recorded in Official Record 1625, Page 359 of the Ottawa County Recorder's Office and being more particularly described as follows:

Being a parcel lying on the right side of the existing centerline of right of way of State Route 163 as part of the OTT-163-33.85 Centerline Plat made by Fishbeck for the Ohio Department of Transportation as recorded in Instrument Number 2021-313163 (Plat Book 73, Page 45) of the plat records of Ottawa County, Ohio and being located within the following described points in the boundary thereof;

Commencing at a 1/2 inch iron pin found within a monument box, said 1/2 inch iron pin found being the Southeast corner of said Lot 16, also being the Southwest corner of Firelands Section 2, Lot 15, also being on

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the centerline of right of way of Englebeck Road, said 1/2 inch iron pin found being station 15+14.17 of the centerline of right of way of Englebeck Road;

Thence Northerly on the East line of said Lot 16, also being the West line of said Lot 15, North 00 degrees 59 minutes 05 seconds West, 1125.39 feet, to a point on the East line of said Lot 16, also being the West line of said Lot 15, said point also being described as the grantor's Southeast property corner, said point being 6.75 feet right of Englebeck Road centerline of right of way station 26+39.54 and also being the TRUE POINT OF BEGINNING for the parcel of land herein described;

1) Thence Westerly on the grantor's South property line, also being the North property line of Stephen A. Boytim deed of record 3.7792 acre parcel as recorded in Official Record 1524, Page 284 of the Ottawa County Recorder's Office, South 88 degrees 37 minutes 53 seconds West, 61.75 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, also being on the grantor's South property line, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 26+39.49;

2) Thence Northerly on the proposed West right of way line of Englebeck Road, being a right of way line 55.00 feet Westerly of, as measured perpendicular to and parallel with, the existing centerline of right of way of Englebeck Road, North 01 degree 19 minutes 42 seconds West, 65.51 feet, to an iron pin set on the proposed West right of way line of Englebeck Road, said pin being 55.00 feet left of Englebeck Road centerline of right of way station 27+05.00;

3) Thence Easterly on a line perpendicular to the existing centerline of right of way of Englebeck Road, North 88 degrees 40 minutes 18 seconds East, 62.14 feet, to a point on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, said point being 7.14 feet right of Englebeck Road centerline of right of way station 27+05.00;

4) Thence Southerly on the East line of said Lot 16, also being the West line of said Lot 15, also being the grantor's East property line, also being the West property line of Gudrun Trolenberg Barnholt deed of record 41.65 acre parcel as recorded in Official Record 759, Page 421 of the Ottawa County Recorder's Office, South 00 degrees 59 minutes 05 seconds East, 65.47 feet, to the TRUE POINT OF BEGINNING and containing 0.0931 acres, of which 0.0706 acres is PRO (Present Road Occupied), leaving a net take of 0.0225 acres, more or less, subject to legal highways, an existing relocated 40 foot Ohio Public Service Company Electric Easement as recorded in Official Record 1524, Page 287 of the Ottawa County Recorder’s Office and other easements of record.

The above described area is contained within Ottawa County Auditor's Permanent Parcel Number 014-11718-15676-005.

Description based on a field survey conducted by Fishbeck between the months of June 2019 through July 2019, September 2019 and November 2021 under the direction and supervision of Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Bearings used herein are based on Ohio State Plane Coordinates, North Zone, referenced to NAD (83) (2011) and are for this project use only.

All iron pins set referenced herein are 3/4 inch diameter x 30 inch long iron bars with 2-1/2 inch aluminum cap stamped "ODOT R/W, P.S. 8453, FISHBECK". Iron pins to be set that will be disturbed during construction may be reset by the construction contractor's surveyor and the new cap shall include the words "RESET".

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This description was prepared on December 06, 2021 by Joshua R. Mihelcic, Registered Surveyor 8453 of the State of Ohio.

Said parcel being conveyed contains 1.226 +/- acres after said exceptions.

Exhibit “B”

Allocations of Purchase Price

PROPERTY	PURCHASE PRICE
6919 N Service Road, Big Spring, Texas (“Big Spring Property”)	$993,847.60

6696 State Route 95, Mount Gilead, OH (“Mount Gilead Property”)	$992,496.20
409 US Route 2, East Wilton, ME (“Wilton Property”)	$1,414,275.90
23 Wert Drive, Thompsontown, PA (“Thompsontown Property”)	$993,350.90
5405 Tiffin Avenue, Castalia, OH (“Castalia Property”)	$916,214.30
7970 E Harbor Road, Lakeside, OH (“Lakeside Property”)	$936,035.60

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Schedule 3

Schedule of Leases

(1)
Wilton Property
a.
Lease Agreement dated May 13, 2014, as affected by that certain Assignment of Lease dated November 6, 2014, as affected by that certain Assignment of Lease dated November 4, 2016.

(2)
Castalia Property
a.
Lease Agreement dated May 30, 2014, as affected by that certain Assignment of Lease dated September 29, 2014, as affected by that certain Assignment of Lease dated November 4, 2016, and as amended by that certain Lease Modification Agreement #1 dated January 21, 2021.

(3)
Lakeside Property
a.
Lease Agreement dated May 13, 2014, as affected by that certain Assignment of Lease dated September 4, 2014, as amended by that certain Lease Modification Agreement #1 dated November 25, 2014, and as amended by that certain Lease Modification Agreement #2 dated January 21, 2021.

(4)
Mount Gilead Property
a.
Lease Agreement dated July 15, 2014, as affected by that certain Assignment of Lease dated January 14, 2015.

(5)
Thompsontown Property
a.
Lease Agreement dated July 21, 2014, as affected by that certain Assignment of Lease dated March 2, 2015.

(6)
Big Spring Property
a.
Lease Agreement dated July 2, 2014, as affected by that certain Assignment of Lease dated August 29, 2014, as affected by that certain Assignment and Assumption of Landlord’s Interest in Dollar General Lease dated March 16, 2017.

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT("Agreement") is made and entered into as of the Effective Date (hereinafter defined) by and between GIPIL 3134 W 76th Street, LLC, a Delaware limited liability company (“Seller”), with an address of 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, Attn: David Sobelman; Email: ds@gipreit.com, with a required copy to Trenam Law, 200 Central Avenue, Suite 1600, St. Petersburg, Florida 33702, Attn: Timothy M. Hughes, Esq., Email: thughes@trenam.com and DDF Candor, LLC, a Texas limited liability company ("Purchaser"), with an address of 450 Alton Road, Apt. 2302, Miami Beach, FL 33139, Email: ben@candorcapitalpartners.com, with a required copy to Palmer Pelella, Esq., Email: palmer@pelellalaw.com.

RECITALS

A.
Seller is the owner in fee simple of certain real property situated in the City of Chicago, County of Cook, State of Illinois, said real property having an address of 3134 West 76th Street, Chicago, IL; identified by Cook County Assessor’s Office as Parcel Number 19-25-300-005-0000; and legally described as set forth on Exhibit “A” attached hereto, together with all buildings, fixtures and other improvements located thereon to the extent owned by Seller, if any, and together with all easements, tenements, hereditaments, and appurtenances belonging thereto, the foregoing being hereinafter referred to as the "Premises" or the "Property". Purchaser acknowledges and agrees that no portion of the Property shall constitute any personal property, fixtures, equipment or other improvements located on the Premises that are owned by the Tenant (as such term is defined in Section 4.1 below) pursuant to the Lease (as such term is defined in Section 4.1 below) and that such property is specifically excluded from the sale of the Property to Purchaser hereunder.

B.
Seller has agreed to convey the Premises to Purchaser and Purchaser is desirous of purchasing the same in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollars and other covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.0
Premises To Be Purchased. Subject to compliance with the terms and conditions of this Agreement, the Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Premises.
2.0
Purchase Price. The purchase price ("Purchase Price") shall be the sum of Two Million Eight Hundred Thousand and No/100 Dollars ($2,800,000.00), payable as follows:
2.1
The sum of Seventy-Five Thousand and No/100 Dollars ($75,000.00) ("Initial Earnest Money") paid in cash within three (3) business days of the full execution of this Agreement, to be held (in a non-interest bearing account) and released in accordance with this Agreement by First American Title Insurance Company, as escrow agent ("Escrow Agent"), with an address of 4830 West Kennedy Blvd., Suite 885, Tampa, Florida 33609, Attn: Hayley Salem Felman, Email: hsalem@firstam.com, and applied to the Purchase Price on the date of the Closing (as such term is defined in Section 9 below). Subject to Section 7.4 of this Agreement and upon expiration of the Due Diligence Period (as defined in Section 7.1), the Initial Earnest Money shall become non-refundable.
2.2
The balance of the Purchase Price shall be paid, either by cash or Federal Reserve wire transfer of immediately available funds to the account of the Title Company on the date of the Closing.

2.3
Notwithstanding anything in this Agreement to the contrary, Purchaser hereby acknowledges and agrees that obtaining satisfactory financing and/or evidence thereof for purchasing the Property shall not be deemed a condition precedent to Purchaser’s obligation hereunder to proceed to Closing.
3.0
Title to Be Delivered. Seller agrees to convey marketable and insurable fee simple title in the Premises to Purchaser through delivery of a Special Warranty Deed ("Deed") free and clear of all liens and encumbrances except for the Permitted Exceptions (as such term is defined in Section 4.1 below).
4.0
Title Objections.
4.1
Title Policy; Title Review. Purchaser’s obligation to consummate the transaction contemplated hereby is conditioned upon Purchaser’s ability to obtain from Seller, at Seller’s expense and at standard rates, an ALTA standard coverage owner’s policy of title insurance in an amount no less than the Purchase Price insuring Purchaser’s title to the Property, subject only to the Permitted Exceptions (as defined herein) (the “Title Policy”). Prior to the Effective Date, Purchaser hereby acknowledges that Seller has delivered to Purchaser a title commitment issued by First American Title Insurance Company (the “Title Company”) with a Commitment Date of June 10, 2026, bearing Commitment Number NCS-1310918-ORL (the “Title Commitment”). The Title Commitment shall evidence that upon the execution, delivery and recordation of the Deed (which shall be delivered by Seller at the Closing provided for hereunder) and the satisfaction of all requirements specified in Schedule B, Section 1 of the Title Commitment, Purchaser shall acquire fee simple title to the Property, subject only to the “Permitted Exceptions.” For purposes of this Agreement, the term “Permitted Exceptions” shall mean: (i) applicable zoning and building ordinances and land use regulations; (ii) the lien of any and all taxes and assessments not yet due and payable; (iii) easements, licenses, covenants, conditions, restrictions, leases, reservations, exceptions and other encumbrances referenced in the Title Commitment and not specifically objected to by Purchaser in the Notice of Title Objections (defined below); (iv) any matters that would be disclosed by an accurate survey of the Property; (v) any exceptions caused by Purchaser, his agents, representatives or employees; (vi) any matters accepted or deemed accepted by Purchaser pursuant to the terms and conditions of this Agreement, (vii) any matters agreed to by the parties in writing, and (viii) that certain Lease Agreement, dated January 24, 2006, as amended from time to time, between Seller (as successor-in-interest to Biomedical Medical Partners, LLC), as landlord, and WSKC Dialysis Services, Inc., d/b/a Southside Dialysis Center, a/k/a Fresenius Kidney Care Southside, as tenant (“Tenant”, collectively, the "Lease”), which Lease is evidenced by that certain Memorandum of Lease recorded February 22, 2006 as document 0605343271 and as modified by that certain Memorandum of Assignment and Assumption of Lease, Security Deposit and Guaranty recorded March 28, 2022 as Document Number 2208745001.

Within twenty-one (21) days of the Effective Date, Purchaser shall give written notice to Seller of any matters that are objectionable to, or deemed a title defect, by Purchaser (“Notice of Title Objections”). Any title defect to which Purchaser does not timely object shall be deemed a Permitted Exception hereunder. Subject to the provisions of this Section 4.1 and the provisions of Section 19.0 below, Seller shall be obligated to cure the following defects to the extent that and only to the extent that the same are specified in the Title Commitment and in Purchaser’s Notice of Title Objections (collectively, the “Mandatory Cure Defects”): (a) mortgages arising through Seller, (b) construction liens arising through Seller, (c) back taxes on the Property that are due and payable, (d) judgment liens arising through Seller, and (e) other liens or encumbrances arising through Seller and securing a specific dollar amount; provided, however, that Seller shall have the right to cure at Closing any and all Mandatory Cure Defects by applying Seller’s proceeds from the consummation of the transaction contemplated by this Agreement to same. Notwithstanding anything in this Agreement to the contrary, from and after the Effective Date and continuing until Closing occurs, Seller shall have

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the right, but not the obligation, to refinance and/or restructure any existing mortgage, debt, or other monetary lien or encumbrance affecting the Property, provided that any such refinancing or restructuring shall be deemed a Mandatory Cure Defect in accordance with this Section 4.1. As to any defects other than Mandatory Cure Defects, Seller shall have five (5) days from receipt of the Notice of Title Objections in which to elect either to (i) notify Purchaser that it intends to cure the identified objections and defects on or before the Closing Date (the “Title Cure Period”) and Seller shall use commercially reasonable efforts to cure such objections and defects; or (ii) notify Purchaser that Seller elects not to cure the objections or alleged defects. In the event Seller fails to deliver a response within five (5) days after receipt from Purchaser of the Notice of Title Objections, Seller shall be deemed to have elected not to cure or eliminate said objections and alleged title defects. Purchaser shall have until the later of the expiration of the Due Diligence Period or five (5) days from receipt of Seller’s notice, or Seller’s deemed notice, of its election not to cure Purchaser’s objections and alleged title defects (whichever is later), in which to elect either (x) to terminate the Agreement, or (y) to require Seller to deliver title in its then existing condition (with no reduction in the Purchase Price) and to proceed to Closing notwithstanding the objections to title raised by Purchaser, yet still subject to Seller’s obligation to cure the Mandatory Cure Defects. The foregoing remedies shall constitute the exclusive remedies of Purchaser for such failure to deliver title as herein specified.

4.2
Survey. Purchaser may, on or before the expiration of the Due Diligence Period, cause an ALTA/NSPS land title survey (the “Survey”) of the Property to be prepared by a professional surveyor registered and licensed in the State of Illinois (the “Surveyor”). Such Survey, if any, shall depict the Property by metes and bounds description. The Survey shall be certified by the Surveyor to Purchaser, Seller and the Title Company and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing. Upon completion of the Survey, Purchaser shall furnish Seller with two (2) signed and sealed original prints thereof. Purchaser shall notify Seller in writing within the Due Diligence Period of any matters shown on the Survey which adversely affect the title to the Property and the same shall be deemed to be title defects which shall be dealt with within the same time, manner, and subject to the limitations provided in Section 4.1 above; provided, however, in no event shall the time provided within Section 4.1 for addressing Survey title defects, if any, be permitted to extend the Closing Date (as defined in Section 9.1). Any matters shown on the Survey which Purchaser does not timely object shall be deemed a Permitted Exception hereunder.
5.0
Control Of Premises. If, prior to the Closing, the Premises shall be the subject of (i) an action in eminent domain or a proposed taking by a governmental authority, whether temporary or permanent ("Taking") or (ii) a material casualty in which the cost of restoration exceeds five percent (5%) of the Purchase Price ("Casualty"), Purchaser, at its sole election, shall have the right to terminate this Agreement on written notice to Seller without liability on its part by so notifying Seller, and the Initial Earnest Money paid by Purchaser shall be refunded to Purchaser. If the Purchaser does not exercise its right of termination, any and all proceeds (including all insurance proceeds and any deductible under Seller’s policy) arising out of any such Taking or Casualty shall be held in trust by Seller for Purchaser's benefit and shall be credited against the Purchase Price. In no event shall the Purchase Price of the Premises be increased by the amount of any such proceeds.
6.0
Representations and Warranties of Purchaser. As an essential part of this Agreement, Purchaser hereby represents and warrants to Seller that:
6.1
Purchaser, if not a natural person, is duly organized and validly existing under the laws of the state of its organization or incorporation. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

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6.2
Purchaser has taken, or by the time of Closing will have taken, all necessary action to authorize the execution, delivery and performance of the Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, the Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
6.3
Neither the execution, delivery or performance of the Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
6.4
No petition in bankruptcy (voluntary or, to the best of Purchaser’s knowledge, otherwise), assignment for the benefit of creditors or petition seeking reorganization or arrangement or other action under federal or state bankruptcy or insolvency laws is pending against or contemplated by Purchaser.
6.5
No investigation, action or proceeding is pending or, to Purchaser’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
6.6
Purchaser has the financial resources to consummate the transaction contemplated by this Agreement and to pay the Purchase Price at the Closing.
6.7
None of the funds to be used for payment by Purchaser of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”). In addition, Purchaser is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

All of Purchaser’s representations and warranties shall be deemed remade as of the date of the Closing and shall survive the Closing for a period of twelve (12) months following the Closing Date.

7.0
Purchaser Inspection Rights: Evidence of Title; Information in Seller's Possession.
7.1
Purchaser shall have until July 28, 2026, to inspect the Property (the "Due Diligence Period"). Purchaser shall order all third-party diligence reports within five (5) days of the Effective Date. During the Due Diligence Period, Purchaser may undertake an inspection and examination of all aspects of the Property, including but not limited to: review of economic, legal, environmental, future development, zoning and physical matters relating to the Property as Purchaser may deem appropriate. Purchaser or Purchaser's agents may enter upon the Property during normal business hours (or otherwise with a minimum of 24 hours’ advance written notice) for the purpose of conducting any tests and examinations as they may deem appropriate, both during the Due Diligence Period and subsequent thereto so long as this Agreement remains in full force and effect. All such

4

inspections shall be performed in compliance with Seller’s rights and obligations as landlord under the Lease. Further, Purchaser shall use commercially reasonable efforts to not affect, interrupt or interfere with Tenant’s use, business or operations on the Premises. Seller or its representatives shall have the right to accompany Purchaser and Purchaser representatives in connection with any inspections and other activities on the Property. In the event the Property is disturbed or damaged in any manner by Purchaser or Purchaser's representatives, agents, or contractors in the accomplishment of such tests, Purchaser agrees to immediately thereafter restore the Premises to its prior existing condition. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, including all claims for death of or injury to persons or damage of property arising out of or as a result of the activities of Purchaser or Purchaser's representatives, agents, or contractors. In no event shall Purchaser conduct any invasive testing on the Premises without the advance written consent of Seller, which consent shall not be unreasonably withheld, conditioned or denied.
7.2
Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.
7.3
Purchaser shall procure (or shall cause its contractors, agents, or representatives entering the Property to procure) and continue in force and effect from and after the date Purchaser first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State of Illinois having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and in the aggregate. To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property. Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section 7.
7.4
Purchaser, at its option, shall have the right to terminate this Agreement for any reason whatsoever or for no reason during the Due Diligence Period by giving written notice thereof to Seller on or before the expiration of the Due Diligence Period, in which event the Initial Earnest Money shall be immediately refunded to Purchaser and, thereafter, all rights and obligations of the parties under this Agreement shall expire, except for those provisions that expressly survive termination of this Agreement.
7.5
Within five (5) business days of the Effective Date, Seller shall deliver to Purchaser, or make available to Purchaser through the use of an electronic data room, copies of the documents and materials described on Exhibit “B” attached hereto (collectively, the “Due Diligence Materials”),

5

each to the extent they exist and are in Seller’s possession. Purchaser hereby acknowledges, covenants, and agrees that any information provided by Seller to Purchaser based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser either before the Effective Date or pursuant to this Section 7.5 are provided to Purchaser for informational purposes only and are without representation or warranty of any kind whatsoever, either express or implied and is without recourse to Seller with respect to the accuracy of any information or statements contained therein. Purchaser further acknowledges that Purchaser has been advised not to rely upon such documents without making an independent investigation or inquiry as to the accuracy of the information or statements contained in the information provided by Seller. Purchaser hereby releases Seller from any and all claims Purchaser might otherwise have based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser, except for claims arising from or related to fraud committed by Seller or a willful and intentional misrepresentation made by Seller. The terms and provisions of this Section 7.5 shall survive the Closing and any earlier termination of this Agreement.

The foregoing provisions of Section 7 shall survive the Closing and any earlier termination of this Agreement.

8.0
Seller’s Covenants. Seller covenants that between the Effective Date and the date of the Closing:
8.1
Seller shall not amend, renew, extend or terminate the Lease.
8.2
Seller shall continue to perform in all material respects all of its obligations under the Lease consistent with the terms and conditions of the Lease.
8.3
Seller shall not enter into, modify or amend any service contract affecting the Premises that will be an obligation on or otherwise affect the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to Purchaser.
9.0
Closing.
9.1
Notwithstanding anything to the contrary in this Agreement and subject to the provisions of Section 9.2 below, the consummation of the transaction contemplated by this Agreement ("Closing") shall take place on or before July 31, 2026 (the “Closing Date”). The Closing shall take place at, by and through the offices of the Title Company and may be conducted as a “mail-away” closing through the use of escrow instruction letters.
9.2
Provided Purchaser is not in default of this Agreement, Purchaser shall have a one-time right to extend the Closing Date to August 5, 2026 (the “Outside Closing Date”), which Purchaser may exercise by (i) providing advance written notice to Seller at least five (5) business days prior to the Closing Date, and (ii) depositing One Hundred Fifty Thousand and No/00 Dollars ($150,000.00) (“Closing Extension Deposit”) with the Escrow Agent. In the event Purchaser exercises its right to extend the Closing Date as provided herein, such exercise shall be deemed a waiver by Purchaser of all contingencies and conditions precedent to Purchaser’s obligation to close and a representation and warranty from the Purchaser to the Seller that Purchaser is ready, willing, and able to close on the Outside Closing Date. The Closing Extension Deposit shall be immediately non-refundable and applicable to the Purchase Price at Closing. If Purchaser elects to extend the Closing Date as provided herein and this Agreement is terminated prior to the Outside Closing Date, the Escrow Agent shall disburse the Closing Extension Deposit to Seller within two (2) business days after such

6

termination. The Initial Earnest Money and Closing Extension Deposit are hereinafter, collectively, referred to as the “Earnest Money.”
10.0
Seller’s Closing Obligations and Closing Costs. Seller and Purchaser shall deliver the following to the Escrow Agent or Purchaser, as applicable, at the Closing and the following closing costs and expenses shall be paid as follows in connection with the Closing:
10.1
Seller shall deliver the following to the Title Company at the Closing:
A
Deed.
B
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.
C
An assignment and assumption of Lease in the form attached hereto as Schedule 1 (the “Assignment and Assumption of Lease”).
D
An assignment of all intangible property to the extent assignable and owned by Seller, in the form attached hereto as Schedule 2 (the “General Assignment”).
E
Such affidavits as the Title Company shall reasonably require in order to omit from the Title Policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.
F
Possession of the Premises in the condition required by this Agreement, subject to the Lease.
G
A Certification of Non-Foreign status of Transferor to comply with the provisions of Section 1445 of the Internal Revenue Code.
H
A tenant estoppel certificate from the Tenant ("Tenant Estoppel") in substantially the same form attached hereto as Schedule 3 or otherwise required by the Lease or the Tenant; provided, however, that Seller’s failure to deliver the Tenant Estoppel shall not constitute a default by Seller under this Agreement as long as Seller has requested the same from Tenant pursuant to the Lease.
I
A subordination and non-disturbance agreement in substantially the same form required by Purchaser’s lender (the “SNDA”) or otherwise required by the Lease or Tenant; provided, however, that (i) Seller’s failure to deliver the SNDA shall not constitute a default by Seller under this Agreement as long as Seller has requested the same from Tenant pursuant to the Lease, and (ii) Seller’s delivery of the SNDA shall not be a condition precedent to Purchaser’s obligation to complete the Closing in accordance with this Agreement. Notwithstanding anything to the contrary, Seller’s obligation to request a SNDA pursuant to the terms herein is conditioned upon Purchaser first delivering to Seller an executable version of the SNDA along with the contact information of the Purchaser’s lender within two (2) days of the Effective Date.
J
A certificate, executed by Seller in favor of Purchaser, certifying that the rent roll as depicted on Schedule 4 (the “Rent Roll”) is true and accurate as of the Closing, that the Tenant is current on rent and additional rent, and what security deposit is being held by Seller for the Tenant, in form and content reasonably satisfactory to Purchaser.

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K
A certificate, executed by Seller in favor of Purchaser, reaffirming as of the Closing Date and certifying that all of the Seller’s representations and warranties contained in this Agreement are true and accurate as of the Closing Date.
L
All transfer or excise tax certificates or affidavits, if required by the State of Illinois or any other local jurisdictions to be executed by Seller, if any, all duly executed and completed; provided, however, any transfer or excise taxes pertaining to the City of Chicago shall be governed by Sections 10.2.A and 10.3.A of this Agreement as provided therein.
M
A letter executed by Seller, advising Tenant that the Property has been sold to the Purchaser.
N
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
10.2
Seller shall pay the following costs in connection with the Closing:
A
Seller’s portion of City of Chicago transfer tax typically paid by Seller;
B
All transfer or conveyance taxes and documentary stamp taxes associated with Cook County and State of Illinois, if any;
C
The cost of preparing the Deed;
D
Seller's attorneys' fees, and any other costs and expenses actually incurred by Seller in connection with selling the Premises;
E
A commission to be paid to Seller’s broker, Peranich Huffman Net Lease Group (Harrison Warr) representing Seller ("Seller’s Broker"), in accordance with Section 16.0 below;
F
Title search and title insurance costs related to the Title Policy, including any necessary lien searches related thereto, but specifically excluding any endorsements to the Title Policy requested by Purchaser; and

H One half of escrow fees of Escrow Agent.

10.3
Purchaser shall pay the following costs in connection with the Closing:
A
Purchaser’s portion of City of Chicago transfer tax typically paid by Purchaser;
B
Endorsements to the Title Policy requested by Purchaser;
C
All costs and expenses related to any lender’s policy;
D
Deed recording costs;
E
Due diligence expenses;
F
All acquisition financing costs and expenses;
G
Purchaser’s attorneys' fees, and any other costs and expenses actually incurred by Purchaser in connection with buying the Premises; and

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H One half of escrow fees of Escrow Agent.

10.4
Purchaser shall deliver the following to the Escrow Agent at the Closing:
A
The Assignment and Assumption of Lease.
B
The General Assignment.
C
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.
D
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
11.0
Prorations. At Closing, the net rent under the Lease and any other income and expenses due and payable in the year of Closing by Seller shall be prorated as of Closing. If not paid or payable by Tenant, any real estate taxes and special assessments shall be prorated as of the Closing. Purchaser shall be responsible for collecting and remitting all sales and use taxes that become due on rent payments under the Lease received by Purchaser after Closing. The provisions of this Section shall survive the Closing.
12.0
Seller's Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Purchaser as expressly provided herein, Purchaser shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Initial Earnest Money (to the extent paid by or on behalf of Purchaser) from Escrow Agent, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $25,000) which shall be reimbursed by Seller to Purchaser within ten (10) business days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Initial Earnest Money plus costs shall be full liquidated damages and, except as set forth herein, shall be Purchaser's sole and exclusive remedy in the event of a default hereunder by Seller, and Purchaser hereby waives and releases any right to sue Seller for damages), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; provided, however, that if for any reason Purchaser fails to file suit to enforce specific performance within forty-five (45) days after the date Purchaser provides written notice to Seller of its failure to perform hereunder, then Purchaser shall be automatically deemed to have waived all its rights set forth herein with respect to enforcing specific performance.
13.0
Purchaser's Default. Should Purchaser default, Seller shall be entitled to terminate this Agreement by giving Purchaser written notice thereof, and Seller shall retain, as liquidated damages, the Earnest Money the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. In addition, notwithstanding anything to the contrary stated herein, nothing in this Section 13.0 is intended to nor shall limit the remedies available to Seller under this Agreement or at law or in equity relating to a default of any repair, indemnification, hold harmless and/or defend obligations of Purchaser set forth in Section 7 of this Agreement or any other obligation of Purchaser which are intended to survive termination or Closing of this Agreement. In no event shall either party hereunder be liable to the other party for special, indirect, consequential or punitive damages. The provisions of this Section 13.0 shall survive the Closing or the earlier termination of this Agreement.
14.0
Attorney's Fees; Costs. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement or to establish breach of this

9

Agreement, the non-prevailing party shall pay to the other party all reasonable costs, charges, expenses, including attorney's fees, expended or incurred in connection therewith. This provision is separate and several and shall survive the termination of this Agreement.
15.0
Tax-Free Exchange. Each party hereto acknowledges having been advised that the other party may elect to treat the within transaction as part of a tax-free exchange transaction under Internal Revenue Code Section 1031. Each party hereto agrees that it will make and execute any and all additional documents that may be required in connection with the electing party’s tax-free exchange transaction provided that the other party does not assume any additional burdens or obligations and further provided that the other party does not incur any additional cost or expense.
16.0
Brokers. Seller and Purchaser mutually represent and warrant that Purchaser’s broker (Peranich Huffman Net Lease Group, Jonathan Peranich as “Purchaser’s Broker”) and Seller’s Broker (collectively, the “Brokers”), are the only brokers with whom they have dealt in connection with this Agreement and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction. The commission of Seller’s Broker shall be paid by Seller, in an amount equal to three percent (3.0%) of the Purchase Price pursuant to a separate written agreement between Seller and Seller’s Broker if, and only if, the sale of the Property occurs. The commission of Purchaser’s Broker shall be paid by or through Seller’s Broker pursuant to a separate written agreement between Seller’s Broker and Purchaser’s Broker if, and only if, the sale of the Property occurs. Notwithstanding anything to the contrary in this Agreement, in no event shall Seller be obligated to pay more than a total amount of three percent (3%) commission (i.e., in the aggregate) to any broker, including Purchaser’s and Seller’s Broker, with respect to this transaction. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.
17.0
Escrow Agent.
17.1
The tax identification numbers of the parties shall be furnished to Escrow Agent upon request of Escrow Agent. At the Closing, proceeds of the Earnest Money shall be paid by Escrow Agent to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of such amount, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrow Agent shall have the right, only after dispute of the parties or this contract fails due to its terms, to deposit the escrowed proceeds with the clerk of any applicable court of the county in which the Premises is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
17.2
The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection

10

with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrow Agent.
18.0
Miscellaneous. The following general provisions govern this Agreement.
18.1
Governing Law. This Agreement is made and executed under and in all respects to be governed and construed by the laws of the State of Illinois, and venue for any action arising hereunder will lie exclusively in the Illinois county in which the Property lies.
18.2
Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be (i) delivered by hand, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by nationally recognized commercial courier for next business day delivery, in each such case described in (i), (ii) and (iii) to the addresses set forth in the preamble of this Agreement or to such other addresses as are specified by written notice given in accordance herewith, or (iv) sent by electronic mail (email) to the electronic mail (email) address for each party set forth in the preamble of this Agreement or to such other electronic mail (email) address as is specified by written notice given in accordance herewith. Any notice or other communication (i) delivered by hand shall be deemed effective when received; (ii) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication; (iii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt; and (iv) sent by email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party (such as “Delivery Receipt” generated by Microsoft Outlook). Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel. Any notice sent or otherwise delivered as required hereby and refused by recipient shall be deemed delivered as of the date of such refusal.
18.3
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto.
18.4
Assignment. Purchaser may not assign this Agreement without Seller’s prior written consent, which consent may be withheld or granted in Seller’s reasonable discretion, provided, however, that Purchaser may assign this Agreement to an entity wholly owned or controlled by Purchaser and formed by Purchaser for the purpose of taking title to the Property (“Permitted Assignee”) without Seller’s prior written consent, provided that (a) written notice of such assignment shall be given by Purchaser to Seller prior to the expiration of the Due Diligence Period, (b) no such assignment shall relieve Purchaser of any obligations, covenants, duties, representations, warranties or liabilities hereunder, and (c) Purchaser provides Seller, simultaneous with its written notice of such assignment, a copy of a written assignment agreement signed by Purchaser and the Permitted Assignee pursuant to which the Permitted Assignee agrees to accept all the burdens and benefits of this Agreement and agrees to be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the Permitted Assignee were the original signatory hereof. Any attempt by Purchaser to assign this Agreement to a Permitted Assignee after the expiration of the Due Diligence Period or not otherwise in compliance with the foregoing provisions of this Section 18.4 shall be deemed invalid, null and void and Seller shall have no legal obligation to recognize same. If Purchaser consists of more than one person or entity, then: (1) each reference to Purchaser herein shall be deemed to refer to each person or entity constituting Purchaser, both individually and

11

in the aggregate, and (2) each person or entity constituting Purchaser shall be jointly and severally liable for all liabilities and obligations of Purchaser hereunder.
18.5
Lease. Purchaser hereby acknowledges that, at Closing, Seller shall assign to Purchaser, and Purchaser shall accept, all of Seller’s rights, title, interests and obligations in and to the Lease pursuant to the Assignment and Assumption of Lease.
18.6
Counterparts. This Agreement and any agreement or document described herein may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Handwritten signatures to this Agreement or any agreement or document described herein transmitted by facsimile, email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file or via DocuSign, Adobe Sign or other similar electronic signature service), shall be valid and effective to bind the party so signing.
18.7
Severability. The provisions of this Agreement are severable, and the enforceability or invalidity of any term or provision of this Agreement shall not affect the enforceability and validity of the remaining terms and provisions of this Agreement. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by any Court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby.
18.8
Further Assurances. In addition to the foregoing, the parties hereto, at the time and from time to time at or after Closing, upon the reasonable request of Purchaser or of Seller, as the case may be, agree to do, execute, acknowledge and deliver all such further reasonable deeds, assignments, transfers, conveyances, authorizations, filings, consents, and assurances, as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming unto Purchaser all of the applicable Seller’s right, title and interest in and to the Property, to be conveyed hereunder; and to the more effective consummation of the other transactions referred to in this Agreement.
18.9
Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.
18.10
Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.
18.11
Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.
18.12
Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.
18.13
Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any

12

right arising from any breach by any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.
18.14
Dates and Times. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. All references to the “Effective Date” shall be deemed to refer to the later of the date of Purchaser’s or Seller’s execution of this Agreement, as indicated below their executions hereon. Any action required to be taken by a specified date may be taken at or before 11:59 p.m., daylight or standard time (as applicable) in the time zone where the Property is located.
18.15
Exculpation. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller's Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this paragraph shall survive the termination of this Agreement and the Closing.
18.16
No Recording. Neither this Agreement nor any memorandum thereof may be recorded by Purchaser in the Public Records of any County of any State.
18.17
Waiver of Jury Trial. PURCHASER AND SELLER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY EXPRESSLY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.
19.0
Seller’s Contingencies. Purchaser understands that Seller’s transfer of the Property to Purchaser as contemplated herein is subject to the following:
19.1
Intentionally deleted.
19.2
Purchaser shall have delivered into escrow at Closing all documents as specified in Section 10.4 of this Agreement to be duly executed by Purchaser.

13

19.3
Purchaser shall have complied in all material respects with its obligations under this Agreement, and all representations and warranties of Purchaser set forth in this Agreement shall continue to be accurate in all material respects.
20.0
AS-IS Condition. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER IS TRANSFERRING THE PROPERTY IN “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” AS OF THE CLOSING DATE, AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. PURCHASER AGREES THAT IT WILL PERFORM SUCH EXAMINATIONS AND INVESTIGATIONS OF THE PROPERTY AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS NEEDED AND NECESSARY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SPECIFICALLY DISCLAIMS, AND PURCHASER IS NOT RELYING ON ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER, OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ANY HAZARDOUS SUBSTANCES (AS SUCH TERM IS DEFINED BY APPLICABLE LAW) AT, ON, UPON OR UNDER THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SHALL HAVE NO LIABILITY TO PURCHASER WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY HIMSELF/ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER'S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING, OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO OTHER THAN THE REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECT OR OTHER PHYSICAL CONDITION WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF ILLINOIS OR ANY FEDERAL OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS SUBSTANCES WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY, OR BY REASON OF ANY VIOLATION OF ANY SUBDIVISION LAW, RULE OR REGULATION APPLICABLE TO THE PROPERTY WHETHER ARISING

14

PURSUANT TO STATUTES IN EFFECT IN THE STATE OF ILLINOIS OR ANY LOCAL ORDINANCE, LAW, RULE OR REGULATION. PURCHASER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 20 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLER FOR A BREACH BY SELLER OF THE WARRANTY OF TITLE INCLUDED IN THE DEED OR THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING.

The provisions of this Section 20 shall survive the Closing. Purchaser and Seller acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of the Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by the Agreement without such disclaimers and other agreements set forth above.

21.0
Representations and Warranties of Seller. As an essential part of this Agreement, Seller hereby represents and warrants to Purchaser that, to Seller’s actual knowledge:
21.1
Seller has not received any written notices of or violations of law or municipal ordinances, orders from any governmental authority having jurisdiction over the Property.
21.2
No actions, suits or proceedings at law or in equity, administratively or otherwise, have been instituted or threatened against or affect Seller or the Property.
21.3
No condemnation or eminent domain proceedings are now pending nor is Seller aware of any such proceedings being contemplated against the Property.
21.4
Seller is the sole owner of the Property with full power and authority to sell same, and the person executing this contract on behalf of the Seller is authorized to do so and has the power to bind Seller.
21.5
Seller has good, insurable and marketable fee simple title interest to the Property, subject to the Permitted Exceptions.
21.6
Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.
21.7
The Lease is in full force and effect, no default (or event which, with the giving of notice and/or the passage of time, would constitute a default) by Seller or Tenant has occurred and is continuing, and the Lease has not been modified, amended, or supplemented except as disclosed to Purchaser.

All of Seller’s representations and warranties set forth in this Section shall survive the Closing for a period of twelve (12) months following the Closing Date.

Any representation made to Seller’s “knowledge” will not be deemed to imply any duty of inquiry or investigation. As used herein, the phrase “to Seller’s knowledge” or words of similar import shall mean the current, actual (and not constructive or imputed) knowledge of David Sobelman without any independent investigation or inquiry whatsoever and will not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of Seller, or any affiliate of Seller, or to impose upon such party any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such party any individual personal liability. David Sobelman shall not be deemed to be a party to the Agreement nor to have made any representations or warranties hereunder, and no recourse shall be

15

had to such individual for any of Seller's representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals).

22.0
Purchaser’s Contingencies. Seller understands that Purchaser’s obligation to close and purchase the Property from Seller as contemplated herein is subject to the following:
22.1
Seller’s delivery to Purchaser of the Tenant Estoppel.
22.2
Seller shall cause the Title Company to issue the Title Policy dated as of the Closing Date, subject only the Permitted Exceptions.
22.3
Seller shall have delivered into escrow at Closing all documents as specified in Section 10.1 of this Agreement, or elsewhere as contained herein, to be duly executed by Seller.
22.4
Seller shall have complied in all material respects with its obligations under this Agreement, and all representations and warranties of Seller set forth in this Agreement shall continue to be accurate in all material respects.

[signature page follows]

16

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PURCHASER:

DDF Candor, LLC,

a Texas limited liability company

By: Candor Capital Partners LLC, it’s Manager

a Florida limited liability company

/s/ Benjamin Meshel

Name: Benjamin Meshel

Title: Manager

Execution Date: June 22, 2026

SELLER: GIPIL 3134 W 76th Street, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 22, 2026

17

Exhibit “A”

Legal Description of the Property

THAT PART OF THE LOTS 1 AND 2 AND THE 16 FOOT VACATED ALLEY BY ORDINANCE RECORDED MARCH 03, 1998, AS DOCUMENT 98162263 ALL IN BLOCK 16 IN WABASH ADDITION TO CHICAGO IN SECTION 25, TOWNSHIP 38 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, TAKEN AS A TRACT AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID TRACT; THENCE SOUTH 90° 00' 00" EAST ALONG THE SOUTH LINE OF SAID TRACT 47.0 FEET TO A POINT ON THE EAST LINE OF THAT PART OF LAND TAKEN FOR HIGHWAY PURPOSES PER DOCUMENT NUMBER 12365546 ALSO BEING THE POINT OF BEGINNING; THENCE NORTH 00°02'29" EAST ALONG SAID EAST LINE 344.40 FEET; THENCE SOUTH 90°00'00" EAST 188.75 FEET; THENCE SOUTH 00°00'00" WEST 344.40 FEET TO THE SOUTH LINE OF SAID TRACT; THENCE NORTH 90°00'00" WEST ALONG SAID SOUTH LINE 189.00 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

18

Exhibit “B”

Due Diligence Materials

•
The Lease and any amendments or modifications thereto
•
Any transferrable construction warranties
•
Existing building plans
•
Any environmental reports
•
Existing title insurance policies
•
Existing survey
•
Existing insurance policy(s)
•
Property Tax Bills from 2024 – 2026

19

Schedule 1

Form of Assignment and Assumption of Lease

and Security Deposit

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSIT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT (“Assignment”) is made and entered into as of the _____ day of __________, 20__, by and between ________________, a _______________ (“Assignor”), and ________________________, a ________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as _________________________ located in ____________, ______________ County, ______________, and more particularly described on Exhibit “A” attached hereto (the “Property”) ; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain ______________ affecting the Property, together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said lease and the security deposits.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as landlord in and to the Lease and all of the rights, benefits and privileges of the landlord thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits and rentals thereunder.

2. Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

3. Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of (a) any obligation or liability of the landlord or lessor under the Lease which was to be performed or which became due during the period in which Assignor owned the Property, and (b) any obligation or liability of landlord under the Lease arising after the date hereof relating to acts or omissions occurring prior to the date hereof during the period Assignor owned the Property.

4. Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

5. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

20

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

________________________, a ____________________

By:

Name:

Its:

ASSIGNEE:

_________________________, a ___________________

By:

Name:

Title:

21

Exhibit A – Legal Description

23

Schedule 2

Form of General Assignment

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made as of the _____ day of ____________ 20___, by _____________________________ (“Seller”) to _____________________________ (“Purchaser”).

WHEREAS, of even date herewith, Seller has conveyed to Purchaser the real property described in Exhibit A attached hereto (the “Property”); and

WHEREAS, Seller and Purchaser intend that Seller also convey to Purchaser, without warranty or representation of any kind, including without limitation, any warranty, representation and/or covenant with respect to Seller’s ownership or right to assign, all of the additional rights and interests described below (collectively, the “Additional Rights”).

NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, hereby agrees as follows:

All capitalized terms not otherwise defined in this Assignment shall have the same meanings as set forth in the Purchase and Sale Agreement by and between Seller and Purchaser effective as of __________________.

Seller hereby transfers, conveys, assigns, quitclaims, and releases to Purchaser, at no cost to Seller, all of Seller’s right, title, and interest, if any, in and to the following, only to the extent they are assignable and only as they relate to the Property, without warranty or representation as to the ownership, effectiveness, validity or enforceability thereof:

all warranties and agreements from all contractors, subcontractors, vendors, or suppliers regarding the performance, quality of workmanship or quality of materials supplied in connection with the construction, manufacture, development, installation, repair or maintenance of the building and other improvements on the Property or any component thereof;

all certificates, licenses, permits, authorizations, consents and approvals from governmental authorities with respect to (1) the design development, construction and installation of any improvements on the Property, (2) any water usage permits applicable to the Property, and (3) the use, operation and occupancy of the Property, including, without limitation, certificates of occupancy for the commercial building located on the Property. If applicable, Purchaser shall be responsible for notifying the applicable water management district (“WMD”) of the conveyance of the Property to Purchaser within thirty (30) days after Closing and for filing and processing with the WMD any and all applications required by the WMD in order to effectuate the transfer of any water use permit(s) to Purchaser, and that Purchaser will indemnify and hold harmless Seller from and against any and all loss, damage, fines, liability, costs and expenses (including, but not limited to, attorneys’ fees) and other sums that Seller may pay or may become obligated to pay on account of any demand, claim, liability or action in law or equity, relating to, arising from any actions or omissions of Purchaser, its agents or employees, resulting from Purchaser’s failure to timely process any water use permit transfer and the use of such permit by Purchaser after the Closing Date; and

all development rights, allocations of development density or other similar rights allocated to or attributable to the Property or the improvements located thereon whether arising under or pursuant to governmental requirements, administrative or formal action by governmental authorities, or agreement with governmental authorities or third parties.

24

To have and to hold the Additional Rights unto Purchaser, its successors and assigns forever.

THE ADDITIONAL RIGHTS ARE HEREBY CONVEYED TO PURCHASER IN AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” CONDITION AND SELLER DOES NOT WARRANT, AND HEREBY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF TRANSFER, QUALITY, FITNESS AND MERCHANTABILITY RELATING TO ANY OF THE ADDITIONAL RIGHTS, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE ADDITIONAL RIGHTS OR THE FITNESS OF ANY OF THE ADDITIONAL RIGHTS CONVEYED HEREBY FOR A PARTICULAR USE OR PURPOSE OR FOR PURCHASER’S INTENDED USE OR PURPOSE.

Further, Seller makes no representation or warranty with respect to the conveyance of any of the items assigned hereby, nor shall Seller be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned or conveyed hereunder. The Additional Rights conveyed hereby from Seller to Purchaser shall be without recourse to Seller.

(Signatures on Following Page)

25

(Signature Page to General Assignment)

SELLER:

By:

PURCHASER:

By:

26

EXHIBIT A

LEGAL DESCRIPTION

27

Schedule 3

Form of Tenant Estoppel Certificate

Location: # 2981-01

TENANT ESTOPPEL CERTIFICATE

Date: _______________

Tenant hereby certifies to Landlord and [__________________________________], and [__________________________________] (together with its successors and/or assigns as their interests may appear, “Purchaser”) as follows:

23.0
The undersigned WSKC Dialysis Services, Inc., as successor-in-interest to Fresenius Medical Care of Illinois, LLC, (“Tenant”) is a Tenant under that certain Lease dated January 24, 2006 (“Lease”) by and between Tenant and Elliott Bay Healthcare Realty LLC, as successor-in-interest to Biomedical Medical Partners, LLC, an Illinois limited liability company, (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises located at 3134 West 76th Street 1st Floor, Chicago, IL 60652-1968 consisting of 10,947 rentable square feet (“Premises”).
24.0
The Lease is in full force and effect and there are no amendments or modifications except as indicated below (if none, state “None”): Amendment 1: August 16, 2016; Amendment 2: November 13, 2020; Amendment 3: October 16, 2024.
25.0
The Landlord has completed its construction as required under the Lease and the following amount is due Tenant (if none, state “None”):
26.0
The current monthly Base Rent is ___________.
27.0
Tenant has paid Rent for the Premises for the period up to and including ________________. No such Rent (not including the security deposit, if any) has been paid more than one (1) month in advance of its due date, except as indicated below (if none, state “None”): ___________.
28.0
Tenant has reconciled operating expenses up to ______________. Tenant reserves its right to audit operating expenses for any period, subsequent to _______________.
29.0
The Expiration Date of the Lease October 31, 2033, subject to extension term(s), if any, Tenant has two (2) extension options of five (5) years each.
30.0
Tenant has made a security deposit (if none, state “None”): __________.
31.0
To Tenant’s knowledge, Landlord is not currently in default under the Lease beyond any applicable grace periods, except as indicated below (if none, state “None”): ___________.
32.0
Tenant has received no notice from Landlord that Tenant is in default under the Lease, except as indicated below (if none, state “None”): __________.

[CONTINUED ON NEXT PAGE]

Location: #2981-01

28

The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

Date:_____________________

Tenant: WSKC DIALYSIS SERVICES, INC. By:_________________________________________ Name:______________________________________ Title:________________________________________

GUARANTOR ACKNOWLEDGEMENT

FRESENIUS MEDICAL CARE HOLDINGS, INC. (the “Guarantor”) is the guarantor of the Tenant’s obligations under the Lease pursuant to its Guaranty entered into and effective on January 24, 2006. Guarantor is the parent company of Tenant, and, as such, the leasing of the Premises by Lessor to Tenant is of value to Guarantor. Guarantor has no present defense to the payment and performance of all of Guarantor’s obligations under the Guaranty in the event of enforcement of the Guaranty in accordance with its terms.

Guarantor:

FRESENIUS MEDICAL CARE HOLDINGS, INC.,

a New York Corporation

By:_________________________________________

Name:______________________________________

Title:________________________________________

Date: _______________________________________

29

Schedule 4

Rent Roll

30

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made and entered effective as of July 24, 2026 (the “First Amendment Effective Date”), by and between GIPIL 3134 W 76th Street, LLC, a Delaware limited liability company (the “Seller”), and DDF Candor, LLC, a Texas limited liability company (the “Purchaser”).

RECITALS

A.
WHEREAS, Seller and Purchaser previously entered into that certain Purchase and Sale Agreement having an Effective Date of June 22, 2026 (the “Agreement”), regarding certain real property located in Chicago, Illinois, and more particularly described in the Agreement.

B.
WHEREAS, Seller and Purchaser desire to amend certain provisions of the Agreement in the manner provided for in this First Amendment.

C.
WHEREAS, all capitalized terms used in this First Amendment shall have the same meanings ascribed to them in the Agreement, unless otherwise indicated herein to the contrary.

NOW, THEREFORE, for good and valuable consideration and the mutual covenants, terms, and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.
Recitals. The recitals set forth above are incorporated herein as if restated in their entirety.

2.
Ratification. The Agreement is hereby ratified as of the date hereof and declared in full force and effect as of such date, as modified and amended hereby. From and after the First Amendment Effective Date, all references to the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

3.
Section 2.4 – Additional Earnest Money. The Agreement is hereby amended to add a new Section 2.4 to the Agreement as follows:

“2.4 An additional sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the “Additional Earnest Money”) shall be paid in cash within two (2) business days of the First Amendment Effective Date, to be held in the same account as the Initial Earnest Money by the Escrow Agent. The Additional Earnest Money Deposit shall immediately become non-refundable and shall be applied to the Purchase Price at Closing. The Initial Earnest Money and Additional Earnest Money may hereafter, be collectively referred to as the “Earnest Money.”

4.
Closing Date. On the condition that the Purchaser timely deposits the Additional Earnest Money pursuant to this First Amendment and notwithstanding anything in the Agreement to the contrary, the Closing Date shall be extended to on or before August 28, 2026.

5.
Deletion of Section 9.2: Section 9.2 of the Agreement, including each and every reference to Purchaser’s one-time right to extend the Closing Date included in Section 9.2, is hereby deleted in its entirety, and all such references shall be of no further force or effect as of the First Amendment Effective Date.

DOCPROPERTY iManageFooter \* MERGEFORMAT #26036644v3<DMS> - First Amendment to PSA - GIPIL 3134 W 76th Street, LLC (Fresenius)

6.
Immediate Waiver of Due Diligence Period; Approval to Proceed. As of the First Amendment Effective Date, Purchaser hereby waives the remainder of the Due Diligence Period and its right to terminate the Agreement pursuant to Sections 4 and 7 of the Agreement. Purchaser’s execution of this First Amendment shall be deemed a waiver by Purchaser of all contingencies and conditions precedent to Purchaser’s obligation to close and a representation and warranty from Purchaser to the Seller that Purchaser is ready, willing, and able to close on the Closing Date. Further, pursuant to Section 7.4 of the Agreement, this First Amendment shall constitute Purchaser's written approval that it will proceed with the purchase of the Property.

7.
No Further Amendments. In the event of any inconsistencies between the terms and provisions of this First Amendment and the terms and provisions of the Agreement, the terms and provisions of this First Amendment shall control.

8.
Entire Agreement. This First Amendment contains the entire understanding between the parties with respect to the matters being amended as contained herein.

9.
Counterparts. This First Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to another to physically form one document. Handwritten signatures to this First Amendment or any agreement or document described herein transmitted by email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file), shall be valid and effective to bind the party so signing. The parties acknowledge and agree that execution of this First Agreement may be accomplished by electronic signature utilizing DocuSign or any other mutually acceptable similar online, electronic, or digital signature technology.

[signature pages follow]

DOCPROPERTY iManageFooter \* MERGEFORMAT #26036644v3<DMS> - First Amendment to PSA - GIPIL 3134 W 76th Street, LLC (Fresenius)

(Purchaser’s Signature Page to the First Amendment to Purchase and Sale Agreement)

IN WITNESS WHEREOF, Seller and Purchaser have entered into this First Amendment to Purchase and Sale Agreement as of the First Amendment Effective Date.

PURCHASER:

DDF Candor, LLC,

a Texas limited liability company

By: Candor Capital Partners, LLC, a Florida limited liability company

Its: Manager

By: /s/ Benjamin Meshel

 Benjamin Meshel, Manager

 .

Execution Date: July 29, 2026

(Seller’s Signature Page Follows)

DOCPROPERTY iManageFooter \* MERGEFORMAT #26036644v3<DMS> - First Amendment to PSA - GIPIL 3134 W 76th Street, LLC (Fresenius)

(Seller’s Signature Page to the First Amendment to Purchase and Sale Agreement)

SELLER: GIPIL 3134 W 76th Street, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: July 28, 2029

DOCPROPERTY iManageFooter \* MERGEFORMAT #26036644v3<DMS> - First Amendment to PSA - GIPIL 3134 W 76th Street, LLC (Fresenius)

Generation Income Properties Inc.

Overview of Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial information of Generation Income Properties, Inc. (the “Company”) gives effect to the following transactions (collectively, the “Transactions”):

•
the reacquisition of GIPDC 3707 14th St. LLC (the “DC Entity”), the entity owning the net lease retail property occupied by 7-Eleven and located at 3707-3711 14th Street, N.W., Washington, D.C. (the “DC Property”), completed on June 16, 2026 (the “Reacquisition”);
•
the disposition of a portfolio of six Dollar General-occupied net lease retail properties located in Big Spring, Texas; Mount Gilead, Ohio; East Wilton, Maine; Thompsontown, Pennsylvania; Castalia, Ohio; and Lakeside, Ohio, completed on August 21, 2026 (the “Dollar General Disposition”);
•
the disposition of a Fresenius-occupied single-tenant net-leased medical property located at 3134 West 76th Street, Chicago, Illinois, completed on August 21, 2026 (the “Fresenius Disposition”); and
•
the disposition of a single-tenant net-leased property occupied by the United States of America, located at 991 Nut Tree Road, Vacaville, California, completed on July 15, 2026 (the “Vacaville Disposition”).

With respect to the Reacquisition, the Company had previously transferred 100% of the limited liability company interests in the DC Entity to Brown Family Enterprises, LLC (“Brown”), a related party, effective March 3, 2026, resulting in deconsolidation of the DC Entity as of that date. Pursuant to an Assignment of Limited Liability Company Interests and Termination Agreement, dated as of June 16, 2026, by and among Brown, Generation Income Properties, LP, and the Company, Brown assigned, transferred, and conveyed 100% of the limited liability company interests in the DC Entity back to Generation Income Properties, LP, and the Company resumed consolidating the DC Entity and the DC Property effective June 16, 2026.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026, gives effect to the Dollar General Disposition, the Fresenius Disposition, and the Vacaville Disposition as if each had occurred on that date. No adjustment is presented for the Reacquisition, as it is already reflected in the Company's historical condensed consolidated balance sheet as of June 30, 2026, included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025, and the six months ended June 30, 2026, give effect to each of the Transactions as if it had occurred at the beginning of the respective period presented. No adjustment is required with respect to the Reacquisition for the year ended December 31, 2025, as the DC Entity was consolidated by the Company for the entirety of that period.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and is based on the Company's historical consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

The unaudited pro forma condensed consolidated financial information reflects adjustments that are directly attributable to the Transactions and factually supportable, and is based on assumptions management believes are reasonable. The pro forma adjustments include, among other things:

•
removal of net real estate assets and related property-level indebtedness associated with the Dollar General Disposition, the Fresenius Disposition, and the Vacaville Disposition, except that no adjustment is presented for indebtedness with respect to the Vacaville Property, as the portion of cross-collateralized mortgage debt allocated to that property was reallocated among the Company's other properties securing such debt rather than repaid;
•
removal of revenues, operating expenses, depreciation and amortization, and, where applicable, interest expense associated with the Dollar General Properties, the Fresenius Property, and the Vacaville Property for the periods presented;
•
inclusion of revenues, operating expenses, depreciation and amortization, and interest expense associated with the DC Property for the period from March 3, 2026, through June 16, 2026, during which the DC Entity was deconsolidated; and
•
elimination of the loss on transfer of LLC interests recognized by the Company in connection with the March 3, 2026, transfer of the DC Entity.

The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and does not purport to represent what the Company's financial position or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company's future financial position or results of operations.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and the Company's historical consolidated financial statements and related notes incorporated by reference herein.

Generation Income Properties, Inc.
Pro Forma Consolidated Balance Sheet
June 30, 2026

		GSA MHSA	Fresenius	Dollar General
	Historical	Vacaville, CA	Chicago, IL	6 Property Portfolio	Pro Forma
	(unaudited)	(a)	(a), (b)	(a), (b)	(unaudited)
Assets

Investments in real estate
Land	$14,939,843	$-	$-	$-	$14,939,843
Building and site improvements	56,268,441	-	-	-	56,268,441
Acquired tenant improvements	1,682,482	-	-	-	1,682,482
Acquired lease intangible assets	7,538,241	-	-	-	7,538,241
Less: accumulated depreciation and amortization	(13,606,012)	-	-	-	(13,606,012)
Net real estate investments	$66,822,995	$-	$-	$-	$66,822,995
Cash and cash equivalents	2,029,661	11,874	(21,842)	(2,034)	2,017,659
Restricted cash	34,500	-	-	-	34,500
Deferred rent asset	365,368	-	(12,437)	-	352,931
Prepaid expenses	504,883	(21,609)	(23,719)	(8,533)	451,022
Accounts receivable	289,254	(29,195)	-	(154,698)	105,361
Escrow deposits and other assets	519,919	(29,111)	(37,103)	(44,654)	409,051
Held for sale assets	10,432,121	(2,027,515)	(2,533,159)	(5,871,447)	-
Right-of-use asset, net	5,950,608	-	-	-	5,950,608
Total Assets	$86,949,309	$(2,095,556)	$(2,628,260)	$(6,081,366)	$76,144,127

Liabilities and Equity

Liabilities
Accounts payable	$1,451,780	$(8,563)	$(32,083)	$(179,017)	1,232,117
Accrued expenses	1,263,147	(22,531)	(16,786)	(107,785)	1,116,045
Accrued expense - related party	1,138,757	-	-	-	1,138,757
Acquired lease intangible liabilities, net	879,545	-	(1,375)	(429,010)	449,160
Insurance payable	278,078	-	-	-	278,078
Deferred rent liability	150,235	-	(21,461)	-	128,774
Lease liability, net	6,542,455	-	-	-	6,542,455
Loan payable - related party	6,148,651	-	-	-	6,148,651
Mortgage loans, net of unamortized debt issuance costs and debt discount	46,781,677	(1,226,874)	(1,643,346)	(3,390,274)	40,521,183
Derivative liabilities	92,893	-	-	-	92,893
Total liabilities	$64,727,218	$(1,257,968)	$(1,715,051)	$(4,106,086)	$57,648,113

Redeemable Non-Controlling Interests	$24,127,496	$(2,356,757)	$(1,365,219)	$(2,684,637)	$17,720,883

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 1,165,085 and 544,818 shares issued; 1,030,402 and 544,818 shares outstanding at June 30, 2026 and December 31, 2025, respectively.	$10,304	$-	$-	$-	$10,304
Additional paid-in capital	34,521,913	-	(10,000)	-	34,511,913

Accumulated deficit	(36,830,483)	1,519,169	462,010	709,357	(34,139,947)
Total Generation Income Properties, Inc. Stockholders' Equity	$(2,298,266)	$1,519,169	$452,010	$709,357	$382,270

Non-Controlling Interest	392,861	-	-	-	392,861
Total equity	$(1,905,405)	$1,519,169	$452,010	$709,357	$775,131

Total Liabilities and Equity	$86,949,309	$(2,095,556)	$(2,628,260)	$(6,081,366)	$76,144,127

Generation Income Properties, Inc.
Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2026

		7-Eleven	GSA MHSA	Fresenius	Dollar General
	Historical	Washington, DC	Vacaville, CA	Chicago, IL	6 Property Portfolio	Pro Forma
	(unaudited)	(e), (f), (g)	(c)	(c), (d)	(c), (d)	(unaudited)
Revenue
Rental income	$4,279,653	$25,000	$(194,755)	$(130,818)	$(321,137)	$3,657,943
Other income	15,205	5,730	-	(2,557)	-	18,378
Total revenue	$4,294,858	$30,730	$(194,755)	$(133,375)	$(321,137)	$3,676,321

Expenses
General and administrative expense	$1,066,223	$125	$(1,121)	$(813)	$(5,876)	$1,058,538
Building expenses	1,154,609	6,877	(86,494)	(4,809)	(62,710)	1,007,473
Depreciation and amortization	2,192,718	14,813	(73,514)	(89,191)	(181,379)	1,863,447
Interest expense, net	2,001,216	17,676	(55,019)	(35,120)	(152,036)	1,776,717
Compensation Costs	690,835	-	-	-	-	690,835
Total expenses	$7,105,601	$39,491	$(216,148)	$(129,933)	$(402,001)	$6,397,010
Operating (loss) income	(2,810,743)	(8,761)	21,393	(3,442)	80,864	(2,720,689)
Other expense	(237)	-	-	-	-	(237)
Gain (loss) on derivative valuation	351,803	-	-	-	-	351,803
Loss on held for sale asset valuation	(668,649)	-	-	-	-	(668,649)
Loss on extinguishment of debt	(26,634)	-	-	-	-	(26,634)
Gain (loss) on sale of property	1,089,754	-	-	-	-	1,089,754
Loss on transfer of LLC interests in satisfaction of debt	(185,069)	185,069	-	-	-	-
Net (loss) income	$(2,249,775)	$176,308	$21,393	$(3,442)	$80,864	$(1,974,652)
Less: Net income attributable to non-controlling interests	962,259	-	-	-	-	962,259
Net (loss) income attributable to Generation Income Properties, Inc.	$(3,212,034)	$176,308	$21,393	$(3,442)	$80,864	$(2,936,911)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	984,029					984,029

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(3.26)					$(2.98)

Generation Income Properties, Inc.
Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2025

		7-Eleven	GSA MHSA	Fresenius	Dollar General
	Historical	Washington, DC	Vacaville, CA	Chicago, IL	6 Property Portfolio	Pro Forma
	(unaudited)	(e), (f), (g)	(c)	(c), (d)	(c), (d)	(unaudited)
Revenue
Rental income	$4,793,202	$-	$(84,039)	$(124,051)	$(320,865)	$4,264,247
Other income	20,663	-	-	(2,557)	-	18,106
Total revenue	$4,813,865	$	$(84,039)	$(126,608)	$(320,865)	$4,282,353

Expenses
General and administrative expense	$1,058,271	$-	$(793)	$(684)	$(5,620)	$1,051,174
Building expenses	1,339,343	-	(100,809)	(17,333)	(56,879)	1,164,322
Depreciation and amortization	2,557,342	-	(110,271)	(89,191)	(181,379)	2,176,501
Interest expense, net	3,267,018	-	(54,101)	(38,123)	(149,499)	3,025,295
Compensation Costs	440,687	-	-	-	-	440,687
Total expenses	$8,662,661	$-	$(265,974)	$(145,331)	$(393,377)	$7,857,979
Operating (loss) income	(3,848,796)	-	181,935	18,723	72,512	(3,575,626)
Other expense	(286)	-	-	-	-	(286)
Gain on derivative valuation	(415,825)	-	-	-	-	(415,825)
Dead deal expense	(27,894)	-				(27,894)
Loss on held for sale asset valuation	-	-	-	-	-	-
Loss on extinguishment of debt	(926,398)	-	-	-	-	(926,398)
Gain (loss) on sale of property	(44,782)	-	-	-	-	(44,782)
Net (loss) income	$(5,263,981)	$-	$181,935	$18,723	$72,512	$(4,990,811)
Less: Net income attributable to non-controlling interests	1,890,506	-	-	-	-	1,890,506
Net (loss) income attributable to Generation Income Properties, Inc.	$(7,154,487)	$-	$181,935	$18,723	$72,512	$(6,881,317)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	544,319					544,319

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(13.14)					$(12.64)

Generation Income Properties, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2025

	Historical	7-Eleven	GSA MHSA	Fresenius	Dollar General	Pro Forma
	(unaudited)	Washington, DC	Vacaville, CA	Chicago, IL	6 Property Portfolio	(unaudited)
Revenue
Rental income	$9,698,991	$-	$(243,536)	$(247,572)	$(646,420)	$8,561,463
Other income	40,951	-	-	-	-	40,951
Total revenue	$9,739,942	$-	$(243,536)	$(247,572)	$(646,420)	$8,602,414

Expenses
General and administrative expense	$2,191,051	$-	$(5,255)	$(1,581)	$(10,708)	$2,173,507
Building expenses	2,529,527	-	(216,148)	(22,816)	(124,709)	2,165,854
Depreciation and amortization	4,995,717	-	(220,541)	(178,381)	(362,758)	4,234,037
Interest expense, net	5,771,280	-	(108,608)	(75,345)	(300,118)	5,287,209
Compensation Costs	1,240,282	-	-	-	-	1,240,282
Total expenses	$16,727,857	$-	$(550,552)	$(278,123)	$(798,293)	$15,100,889
Operating (loss) income	(6,987,915)	-	307,016	30,551	151,873	(6,498,475)
Other expense	(287)	-	-	-	-	(287)
Loss on derivative valuation	(335,344)	-	-	-	-	(335,344)
Dead deal expense	(75,502)	-	-	47,608	-	(27,894)
Loss on extinguishment of debt	(926,398)	-	-	-	-	(926,398)
Gain on sale of property	1,936,446	-	-	-	-	1,936,446
Net (loss) income	$(6,389,000)	$-	$307,016	$78,159	$151,873	$(5,851,952)
Less: Net income attributable to non-controlling interests	3,951,904	-	-	-	-	3,951,904
Net (loss) income attributable to Generation income Properties, Inc.	$(10,340,904)	$-	$307,016	$78,159	$151,873	$(9,803,856)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	516,588					516,588

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(20.02)					$(19.42)

Generation Income Properties Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are presented in accordance with Article 11 of Regulation S-X and give effect to the following transactions (collectively, the "Transactions"):

•
the reacquisition of GIPDC 3707 14th St. LLC (the "DC Entity"), the entity owning the single-tenant net-leased property occupied by 7-Eleven and located at 3707 14th Street, N.W., Washington, D.C. (the "DC Property"), completed on June 16, 2026 (the "Reacquisition");
•
the disposition of a portfolio of six Dollar General-occupied net lease retail properties located in Big Spring, Texas; Mount Gilead, Ohio; East Wilton, Maine; Thompsontown, Pennsylvania; Castalia, Ohio; and Lakeside, Ohio (collectively, the "Dollar General Properties"), completed on August 21, 2026 (the "Dollar General Disposition");
•
the disposition of a Fresenius-occupied single-tenant net-leased medical property located at 3134 West 76th Street, Chicago, Illinois (the "Fresenius Property"), completed on August 21, 2026 (the "Fresenius Disposition"); and
•
the disposition of a single-tenant net-leased property occupied by the United States of America, located at 991 Nut Tree Road, Vacaville, California (the "Vacaville Property"), completed on July 15, 2026 (the "Vacaville Disposition").

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 gives effect to the Dollar General Disposition, the Fresenius Disposition, and the Vacaville Disposition as if each had occurred on that date. No adjustment is presented for the Reacquisition, as it is already reflected in the Company's historical balance sheet as of June 30, 2026.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026 give effect to each of the Transactions as if it had occurred at the beginning of the respective period presented. No adjustment is required with respect to the Reacquisition for the year ended December 31, 2025, as the DC Entity was consolidated by the Company for the entirety of that period.

The unaudited pro forma condensed consolidated financial information is based on the Company's historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The pro forma adjustments are directly attributable to the Transactions, factually supportable, and based on assumptions management believes are reasonable. Adjustments related to the dispositions are expected to have a continuing impact on the Company's results of operations; the Reacquisition-related adjustments in Note 2 relate to a discrete historical period and are not expected to recur.

This information is presented for illustrative purposes only, does not purport to represent what the Company's financial position or results of operations would have been had the Transactions occurred on the dates indicated, and is not indicative of future results. It should be read together with the accompanying notes and the Company's historical consolidated financial statements incorporated by reference herein.

Note 2 – Pro Forma Adjustments

Dollar General Disposition, Fresenius Disposition, and Vacaville Disposition

(a) Removal of Net Real Estate Assets and Related Equity Impact

Represents the removal of the historical carrying values of the Dollar General Properties, the Fresenius Property, and the Vacaville Property, including land, buildings and improvements, tenant improvements, and accumulated depreciation, from the unaudited pro forma condensed consolidated balance sheet. The resulting difference between the net book value and the estimated net proceeds from each disposition is reflected as an adjustment to retained earnings within stockholders' equity.

(b) Removal of Property-Level Indebtedness

Represents the removal of the mortgage debt secured by the Dollar General Properties and the Fresenius Property, which was repaid in connection with the applicable disposition, including the elimination of any unamortized deferred financing costs associated with such debt. No adjustment is presented with respect to the Vacaville Property, as the portion of cross-collateralized mortgage debt allocated to the Vacaville Property was not repaid in connection with the Vacaville Disposition, but was instead reallocated among the Company's other properties securing such debt.

(c) Removal of Historical Operating Results

Represents the elimination of rental revenues, property operating expenses, and depreciation and amortization associated with the Dollar General Properties, the Fresenius Property, and the Vacaville Property for the periods presented, as the pro forma financial statements assume each disposition occurred at the beginning of the respective period presented.

(d) Removal of Interest Expense Associated with Property-Level Debt

Represents the elimination of interest expense associated with the mortgage debt secured by the Dollar General Properties and the Fresenius Property for the periods presented, as such debt was repaid in connection with the applicable disposition. No adjustment is presented with respect to interest expense associated with the Vacaville Property, as the underlying mortgage debt remains outstanding and continues to be serviced by the Company following the Vacaville Disposition.

Reacquisition

(e) Inclusion of Historical Operating Results During the Deconsolidation Period

Represents the inclusion of rental revenues, property operating expenses, and depreciation and amortization associated with the DC Property for the period from March 3, 2026 through June 16, 2026, during which the DC Entity was deconsolidated, as the pro forma financial statements assume the Reacquisition occurred on January 1, 2026.

(f) Inclusion of Interest Expense Associated with Property-Level Debt

Represents the inclusion of interest expense associated with the mortgage debt secured by the DC Property, held by Valley National Bank, for the period from March 3, 2026 through June 16, 2026, during which such debt remained an obligation of the DC Entity but was not consolidated by the Company.

(g) Elimination of Loss on Transfer of LLC Interests

Represents the elimination of the $185,069 loss on transfer of LLC interests, in satisfaction of debt, recognized by the Company during the six months ended June 30, 2026 in connection with the March 3, 2026 transfer of the DC Entity, as the pro forma financial statements assume the Reacquisition occurred on January 1, 2026 and the transfer giving rise to such loss did not occur.